Exhibit 2.1

SIXTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF

MR. MANGO LLC

A DELAWARE LIMITED LIABILITY COMPANY

Dated as of June 4, 2021

THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED AND QUALIFIED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS AGREEMENT IS FURTHER SUBJECT TO OTHER RESTRICTIONS, THE TERMS AND CONDITIONS OF WHICH ARE SET FORTH IN THIS AGREEMENT.

SIXTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF MR. MANGO LLC,

A DELAWARE LIMITED LIABILITY COMPANY

THIS SIXTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT (this “Agreement”) is made and entered into and effective as of June 4, 2021 (the “Effective Date”) by and between the Persons set forth on Exhibit A attached hereto, with reference to the following facts:

A. On December 14, 2016, a Certificate of Formation for Mr. Mango LLC (the “Company”), a limited liability company formed under the laws of the State of Delaware, was filed with the Secretary of State and the Members at the time of such filing (the “Initial Members”) entered into the first limited liability company operating agreement for the Company (the “Initial Operating Agreement”).

B. On May 8, 2017, the Members at the time amended and restated the Initial Operating Agreement to, among other things, specially allocate profits and losses between the Members (such amended and restated limited liability company operating agreement, the “Amended and Restated Operating Agreement”).

C. On July 1, 2018, (i) Goldman contributed his membership interests in Bumbio, LLC, a Delaware limited liability company, and Itchy Water, LLC, a Delaware limited liability company, in exchange for an Interest and (ii) the Members at the time amended and restated the Amended and Restated Operating Agreement to, among other things, admit Goldman as a Member of the Company. Such amended and restated limited liability company operating agreement shall be referred to herein as the “Second Amended and Restated Operating Agreement.”

D. In accordance with oral agreements made prior to March 15, 2019, the Members at the time amended and restated the Second Amended and Restated Operating Agreement in order to implement a “Catchup” feature with respect to the Members’ Interests such that all Members will have equal participation in connection with a Sale Transaction (as defined in the Third Amended and Restated Operating Agreement), to the extent there is adequate appreciation in the value of the Company. Such amended and restated limited liability company operating agreement shall be referred to herein as the “Third Amended and Restated Operating Agreement.”

E. On July 1, 2019, the Members at the time amended and restated the Third Amended and Restated Operating Agreement in order to, among other things, reflect the adoption of the Option Plan and to reflect the filing of an IRS Form 8832 Entity Classification Election with the Internal Revenue Service on July 1, 2019 to treat the Company as a corporation for federal and state income taxation purposes. Such amended and restated limited liability company operating agreement shall be referred to herein as the “Fourth Amended and Restated Operating Agreement.”

F. On November 26, 2019, the Members at the time amended and restated the Fourth Amended and Restated Operating Agreement in order to, among other things, reflect the issuance of Series A Preferred Interests to the Series A Preferred Members. Such amended and restated limited liability company operating agreement shall be referred to herein as the “Fifth Amended and Restated Operating Agreement.”

G. On the date hereof, the Members desire to amend and restate the Fifth Amended and Restated Operating Agreement on the terms set forth herein in order to, among other things, issue Series B Preferred Interests to the Series B Preferred Members as set forth on Exhibit A hereto.

NOW, THEREFORE, the parties to this Agreement set forth the sixth amended and restated limited liability company operating agreement for the Company upon the terms and conditions contained herein.

Article 1

DEFINITIONS

When used in this Agreement, the following terms shall have the meanings set forth below:

1.1. “Act” means the Delaware Limited Liability Company Act, 6 Del. Code § 18-101 et seq., as amended and in effect from time to time.

1.2. “Affiliate” means, when used with reference to a specified Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, and (ii) any trust established for the sole benefit of the Person or any spouse, child or grandchild of the Person and under which the Person is a trustee. For purposes hereof “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

1.3. “Alpert” means David Alpert.

1.4. “Alpert Trust” means the Peanut & Pookie Family Trust Under Trust Agreement Dated May 30, 2012.

1.5. “Available Cash Flow” means, with respect to any Fiscal Year or other period, the sum of all cash receipts of the Company from any and all sources, less all cash disbursements and a reasonable allowance for Reserves, contingencies and anticipated obligations as determined by the Board in its sole discretion.

1.6. “Board” means the board of Managers of the Company appointed by the Members in accordance with the provisions of this Agreement.

1.7. “Business Day” means any day other than a Saturday or Sunday or a day on which the Federal Reserve Bank of New York is closed.

1.8. “Capital Contribution” means the total amount of cash and the agreed fair market value (net of liabilities) contributed to the Company by that Member and any subsequent contributions of cash and the agreed fair market value (net of liabilities) of any other property subsequently contributed to the Company by that Member.

1.9. “Capital Member” means a Member other than an Incentive Plan Member.

1.10. “Capital Transaction” means (i) any sale or other disposition of all or substantially all of the assets of the Company (other than in the ordinary course of business), or (ii) any sale of the Company (whether by merger, consolidation, recapitalization, reorganization, sale of securities or otherwise) in one transaction or series of related transactions to a Person or Persons whose securities are not owned directly or indirectly, in whole or in part, by any Member or any Permitted Transferee of any Member and that acquires at least fifty percent (50%) of the Interests, provided, however, that neither the Transfer from any Member to a Permitted Transferee nor any internal reorganization of the Company shall be deemed to be a Capital Transaction. For the avoidance of doubt, a Capital Transaction shall constitute a Deemed Liquidation Event hereunder.

1.11. “Cause” means (i) a material breach or material violation of this Agreement or any other written agreement with the Company; (ii) a substantial and repeated disregard of lawful and reasonable instructions of the Company reasonably related to duties to the Company; (iii) the commission or attempted commission of an act of fraud, misappropriation or embezzlement against the Company which has or would reasonably be expected to have a material adverse effect on the Company; and (iv) being convicted of, or having pleaded guilty or nolo contendere to, a felony (other than a traffic violation by reason of vicarious liability) or a misdemeanor involving moral turpitude. The Company shall provide the applicable Member or other Person, as applicable, with written notice of the applicable “Cause” event, and (with respect to the occurrence of the events described in subsections (i) or (ii) above), such Member or other Person shall have ten (10) days to cure such “Cause” event to the extent such event is capable of cure.

1.12. “Certificate of Formation” means the certificate of formation filed with the Secretary of State on December 14, 2016 for the purpose of forming the Company, as amended from time to time.

1.13. “Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provision or provisions of any succeeding law).

1.14. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

1.15. “Deemed Liquidation Event” means (i) any merger, consolidation, recapitalization or sale of the Company, transfer of Interests or other transaction or series of transactions in which the Members and their Permitted Transferees immediately prior to such transaction do not own and control a majority of the voting power represented by the outstanding equity of the surviving entity after the closing of such transaction, (ii) a sale, exclusive license or other transfer or disposition of all or substantially all of the Company’s and its Subsidiaries’ assets (determined on a consolidated basis) to any Person, or (iii) a dissolution and winding up of the Company pursuant to Article 8.

1.16. “Disabled or Disability” means, with respect to any Member, that such Member is unable, as a result of any medically determinable physical or mental disease or impairment, to discharge with or without reasonable accommodation the essential functions of such Member’s management duties for the Company for a continuous period of 90 days or a cumulative period of 120 days during any 150 day period; provided, however, for purposes of applying Section 6.3.1 and Section 6.3.4, Alpert and Kirkman shall be treated as the Members for purposes of this definition, rather than the Alpert Trust and Kirkman Trust, respectively. Notwithstanding anything to the contrary herein, a Member shall be deemed Disabled as of the last day of the applicable period set forth in the immediately preceding sentence. The determination of whether a Member is Disabled shall be made by a licensed physician reasonably acceptable to the Members, and all costs incurred in connection therewith shall be paid by the Company.

1.17. “Disqualified Designee” means any Manager designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

1.18. “Disqualification Event” means a “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act.

1.19. “Dissolution” means when used with reference to any entity (including the Company), the earliest of (i) the date upon which such entity is terminated under the Act, any similar provision enacted in lieu thereof or any similar provision of corporate, partnership, limited liability company or trust law, (ii) the date upon which such entity ceases to be a going concern, or (iii) the date of any bankruptcy, insolvency, assignment for the benefit of creditors or similar act or occurrence involving such entity.

1.20. “Domestic Transfer” means (i) with respect to a Member, a dissolution of a marriage or domestic partnership or other division of marital property or domestic partnership property, or (ii) the death of the Member’s spouse or domestic partner under circumstances in which the Member does not succeed to the spouse’s or domestic partner’s interest (if any) in any Interests; provided, however, for purposes of applying this definition, Section 6.3.2, and Section 6.3.4, Alpert and Kirkman shall be deemed to be the Member and Domestic Transferor rather than Alpert Trust and Kirkman Trust, respectively, where applicable.

1.21. “Economic Interest” means a Person’s right to receive distributions from the Company, but expressly excluding any other rights of a Member including, without limitation, the right to vote or to participate in the management of the Company, or any right to information concerning the business and affairs of the Company.

1.22. “Fiscal Year” means the Company’s fiscal year, which shall be the calendar year.

1.23. “Goldman” means Jon Goldman.

1.24. “Headquarters” means the property located at 9570 W. Pico Blvd, Los Angeles, CA 90035, in addition to the adjacent parking lot.

1.25. “Implied Enterprise Value” means the total aggregate proceeds actually received by the Company or its Members in a Deemed Liquidation Event plus all indebtedness of the Company and its Subsidiaries.

1.26. “Incentive Plan Member” means any Member who exercised an Option to purchase an Incentive Plan Interest under the Option Plan.

1.27. “Information Rights Member” means (i) any Skybound Member, (ii) any Series A Preferred Member who owns a number of Series A Preferred Interests equal to at least twenty five percent (25%) of the total number of Series A Preferred Interests issued during the Series A Round to all Series A Preferred Members (as equitably adjusted for any Interest dividends, splits, combinations, reorganizations, or similar transactions involving the Company’s outstanding equity), or (iii) any Series B Preferred Member who owns a number of Series B Preferred Interests equal to at least twenty five percent (25%) of the total number of Series B Preferred Interests issued during the Series B Round to all Series B Preferred Members (as equitably adjusted for any Interest dividends, splits, combinations, reorganizations, or similar transactions involving the Company’s outstanding equity).

1.28. “Involuntary Transfer” means, as applicable, the Transfer of Interests pursuant to or resulting from (i) the attachment, sequestration, garnishment, foreclosure of Interests or other involuntary Transfer of Interests resulting from any proceeding, including a bankruptcy or insolvency proceeding, affecting such Member or (ii) the involuntary dissolution of any Member which is not an individual.

1.29. “IPO” means the Company’s first underwritten public offering of its Common Interests under the Securities Act at a per-Interest price of at least two (2) times the Series B Original Issue Price (as equitably adjusted for any Interest dividends, splits, combinations, reorganizations, or similar transactions involving the Company’s outstanding equity) and resulting in at least $100,000,000 in proceeds to the Company, net of the underwriting discount and commissions.

1.30. “Kirkman” means Robert Kirkman.

1.31. “Kirkman Trust” means The Kirkman Family 2014 Trust Under Trust Agreement Dated October 27, 2014.

1.32. “Lead Series A Investor” means Com2uS Corporation or a Permitted Transferee of Com2uS Corporation.

1.33. “Lead Series A Investor Change of Control” means a transaction or series of transactions resulting in (i) the acquisition of the Lead Series A Investor by means of any transaction (including, without limitation, any reorganization, merger or consolidation) that results in the equity holders of the Lead Series A Investor immediately prior to the transaction holding less than a majority of the equity of the Lead Series A Investor or the applicable surviving and/or successor entity immediately following such transaction, or (ii) a sale of all or substantially all of the assets of the Lead Series A Investor; provided, that in the case of subclause (i) the holder(s) of a majority of the equity of the Lead Series A Investor or the applicable surviving and/or successor entity immediately following such transaction is not a competitor of the Company or any of its Subsidiaries or an Affiliate of a competitor of the Company or any of its Subsidiaries, and in the case of subclause (ii) the purchaser(s) of the assets of the Lead Series A Investor is not a competitor of the Company or any of its Subsidiaries or an Affiliate of a competitor of the Company or any of its Subsidiaries.

1.34. “Lead Series B Investor” means Knollwood Investment Fund LLC or a Permitted Transferee of Knollwood Investment Fund LLC, in each case, to the extent that such Person holds Series B Preferred Interests.

1.35. “Lead Series B Investor Change of Control” means a transaction or series of transactions resulting in (i) the acquisition of the Lead Series B Investor by means of any transaction (including, without limitation, any reorganization, merger or consolidation) that results in the equity holders of the Lead Series B Investor immediately prior to the transaction holding less than a majority of the equity of the Lead Series B Investor or the applicable surviving and/or successor entity immediately following such transaction, or (ii) a sale of all or substantially all of the assets of the Lead Series B Investor; provided, that in the case of subclause (i) the holder(s) of a majority of the equity of the Lead Series B Investor or the applicable surviving and/or successor entity immediately following such transaction is not a competitor of the Company or any of its Subsidiaries or an Affiliate of a competitor of the Company or any of its Subsidiaries, and in the case of subclause (ii) the purchaser(s) of the assets of the Lead Series B Investor is not a competitor of the Company or any of its Subsidiaries or an Affiliate of a competitor of the Company or any of its Subsidiaries.

1.36. “Member” means a Person who: (i) has been admitted to the Company as a member in accordance with this Agreement, or an assignee of an Interest, other than an Economic Interest, who has become a Member pursuant to Section 6.1, and (ii) has not resigned, withdrawn or been expelled as a Member or, if other than an individual, been dissolved.

1.37. “Officer” means each person designated as an officer of the Company to whom authority and duties have been delegated pursuant to Section 5.5 and any resolution appointing such person as an officer or relating to such appointment.

1.38. “Option” means an option to purchase an Incentive Plan Interest under the Option Plan.

1.39. “Option Agreement” means a written Option Agreement pursuant to which an option to acquire an Incentive Plan Interest is granted to a Service Provider, if applicable.

1.40. “Option Plan” means the Mr. Mango LLC 2019 Equity Incentive Plan attached hereto as Exhibit C.

1.41. “Original Issue Price” means either the Series A Original Issue Price or the Series B Original Issue Price, as applicable.

1.42. “Outside Business” means, (i) with respect to Kirkman and any of his Affiliates, any business, activity or investment, (ii) with respect to Alpert and any of his Affiliates, any film or television business, activity or investment, (iii) with respect to Goldman, any equity investment or video game business, activity or investment, (iv) with respect to the Lead Series A Investor Manager, any business, activity or investment, (v) with respect to the Lead Series B Investor Manager, any business, activity or investment, and (vi) with respect to the Skybound Appointed Manager, any business activity or investment.

1.43. “Permitted Transferee” means, with respect to any Member, an Affiliate of such Member.

1.44. “Person” means any entity, corporation, company, association, joint venture, joint stock company, partnership (including a general partnership, limited partnership and limited liability partnership), limited liability company, trust, real estate investment trust, organization, individual, nation, state, government (including any agency, department, bureau, board, division and instrumentality thereof), trustee, receiver or liquidator, whether domestic or foreign.

1.45. “Principal” means, with respect to the Skybound Members, the natural Persons who are in ultimate control of any Skybound Member which is not a natural Person, including, without limitation, the trustees of any trust that owns an Interest.

1.46. “Preferred Interests” means collectively the Series A Preferred Interests and the Series B Preferred Interests.

1.47. “Preferred Liquidation Preference” means the Series A Liquidation Preference or the Series B Liquidation Preference, as applicable.

1.48. “Preferred Member” means a Member holding Series A Preferred Interests and/or Series B Preferred Interests.

1.49. “Pro Rata Share” means, with respect to a Member, the percentage of all outstanding Interests (treating all Preferred Interests as if they had converted into Common Interests) owned by such Member.

1.50. “Property” means all assets of the Company, both tangible and intangible, or any portion thereof.

1.51. “Regulations” means the federal income tax regulations promulgated under the Code, as such regulations may be amended from time to time. All references herein to a specific section of the Regulations shall be deemed also to refer to any corresponding provisions of succeeding Regulations.

1.52. “Reserves” means funds set aside from Capital Contributions or revenues as reserves, in each case, determined in the good faith judgment of the Board. Such Reserves shall be maintained in amounts deemed sufficient by the Board in its sole discretion for working capital and the payment of taxes, insurance, debt service, repairs, replacements, renewals, or other costs or expenses incident to the business and operations of the Company, or in the alternative, the Dissolution of the Company.

1.53. “Rule 506(d) Related Party” means, with respect to any Person, any other Person that is a beneficial owner of such first Person’s securities for purposes of Rule 506(d) under the Securities Act.

1.54. “Secretary of State” means the office of the Secretary of State of the State of Delaware.

1.55. “Securities Act” means the Securities Act of 1933, as amended from time to time, or any succeeding law.

1.56. “Series A Liquidation Preference” means, an amount equal to $2,083.33.

1.57. “Series A Original Issue Price” means, $2,083.33.

1.58. “Series A Preferred Member” means a holder of record of Series A Preferred Interests.

1.59. “Series A Round” means the time period from November 26, 2019 to December 30, 2020.

1.60. “Series B Original Issue Date” means the date on which the first Series B Preferred Interest was issued.

1.61. “Series B Original Issue Price” means, $2,086.58.

1.62. “Series B Preferred Member” means a holder of record of Series B Preferred Interests.

1.63. “Series B Round” means the time period from June 4, 2021 to December 4, 2021.

1.64. “Service Provider” has the meaning set forth in the Option Plan.

1.65. “Skybound Member” means the Alpert Trust, the Kirkman Trust and Goldman (and any Permitted Transferees of the foregoing), so long as they remain a Member.

1.66. “Subsidiary” means, with respect to a specified Person, any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the specified Person or one or more of its Subsidiaries.

Other Defined Terms	Section

Agreement	Preamble
Amended and Restated Operating Agreement	Recitals
Appointed Managers	5.2
Authorized Agent	10.26.3
Board Consent	5.2.1
Call Notice	6.3.1
Closing	6.3.5
Common Interests	3.1
Company	Recitals
Confidential Information	7.3
Continuing Member Pro Rata Share	6.3.1
Continuing Skybound Members	6.3.1
Conversion Price	9.1.5
Conversion Rate	9.1.5
Domestic Transferor	6.3.2
Domestic Transfer Notice	6.3.2
Drag-along Holders	6.6.1
Drag-along Interests	6.6.1
Drag-along Notice	6.6.1
Drag-along Sale	6.6.1
Drag-along Sale Price	6.6.1
Failed Sale	6.7.5
Fifth Amended and Restated Operating Agreement	Recitals
Fourth Amended and Restated Operating Agreement	Recitals
Incentive Plan Interests	3.1
Indemnitees	5.9.1
Initial Operating Agreement	Recitals
Initial Consideration	9.3.2
Insurance Proceeds	6.3.7
Interest	3.1
Lead Series A Investor Manager	5.2
Lead Series B Investor Manager	5.2
Liquidator	8.2.2
Manager	5.2
Most Recent Valuation	6.3.4
New Senior Securities	6.4
Participating Tag Members	6.5.2
PR Purchase Right	6.4.1
Prohibited Transfer	6.5.7
ROFO Election Notice	6.7.2
ROFO Non-Transferring Member	6.7.1
ROFO Offered Interests	6.7.1
ROFO Prevailing Election Notice	6.7.3

ROFO Revised Election Notice	6.7.3
ROFO Revised Offer Period	6.7.3
ROFO Right	6.7.2
ROFO Sale Notice	6.7.1
ROFO Transferring Member	6.7.1
ROFR Non-Purchasing Members	6.2
ROFR Offered Interests	6.2
ROFR Purchase Notice	6.2
ROFR Selling Member	6.2
ROFR Transfer Notice	6.2
Required Valuation Date	6.3.4
Second Amended and Restated Operating Agreement	Recitals
Series A Preferred Interests	3.1
Series A Conversion Price	9.1.5
Series B Preferred Interests	3.1
Series B Conversion Price	9.1.5
Skybound Appointed Manager	5.2
Skybound Manager	5.2
Skybound Pro Rata Share	6.2
Special Preferred Member Approval	5.2.5
Special Series B Preferred Member Approval	5.3
Special Skybound Board Approval	5.2.3
Special Skybound Member Approval	5.2.4
Specified Indemnitors	5.9.4
Tag-along Notice	6.5.1
Tag-along Notice Period	6.5.1
Tag-along Sale	6.5.1
Tag-along Sale Price	6.5.1
Tag Members	6.5.1
Third Amended and Restated Operating Agreement	Recitals
Transfer	6.1
Transferring Member	6.5.1
Transferring Skybound Member	6.3.1

Article 2

ORGANIZATIONAL MATTERS

2.1. Formation of the Company. The Initial Members formed the Company pursuant to the provisions of the Act by filing the Certificate of Formation with the Secretary of State and entering into the Initial Operating Agreement.

2.2. Name. The name of the Company shall be “Mr. Mango LLC.” The Company shall be operated under such name or, upon compliance with applicable laws, any other name that the Board deems appropriate or advisable. The Company shall file any fictitious name certificates and similar filings, and any amendments thereto, that the Board considers appropriate or advisable.

2.3. Term. The term of the existence of the Company shall be perpetual, commencing on the date of the filing of the Certificate of Formation with the Secretary of State, unless the Company is terminated or dissolved in accordance with the provisions of this Agreement.

2.4. Business and Purpose of the Company. The purpose of the Company is to engage in any lawful act or activity for which a limited liability company may be organized under the Act.

2.5. Principal Place of Business. The Company’s principal place of business shall be located at 9570 W. Pico Blvd, Los Angeles, California 90035, or at such other place within the State of California determined by the Board.

2.6. Authorized Person. The Managers are the designated “authorized persons” and shall continue as the designated “authorized person”, acting singly, or together, within the meaning of the Act, to execute, deliver and file any amendments or restatements of the Certificate of Formation or any certificate of cancellation of the Certificate of Formation.

2.7. Registered Agent. The name and address of the Company’s registered agent in the State of Delaware are as follows:

Paracorp Incorporated

2140 S. Dupont Highway

Camden, Delaware 19934

Article 3

MEMBERS, CAPITAL CONTRIBUTIONS

3.1. Members and Membership Interests. The limited liability company equity interests in the Company shall be expressed as interests (each such interest, a “Interest”). Each Interest represents an ownership interest in the Company, which includes the Economic Interest, the right to vote or participate in the management of the Company (if applicable), and the right to information concerning the business and affairs of the Company (if applicable), as provided in this Agreement, under the Act, and, with respect to an Incentive Plan Interest, the terms of such Incentive Plan Interest and/or the Option Agreement granting such Incentive Plan Interest (if applicable). There are currently four (4) classes of Interests, which are referred to herein as “Common Interests”, “Series A Preferred Interests”, “Series B Preferred Interests” and “Incentive Plan Interests”. The name, current mailing address, the number of Interests and class of Interests held by each Member are set forth on Exhibit A. The Board shall amend Exhibit A, and promptly deliver a copy of such amended Exhibit A to each Member, to the extent necessary to accurately reflect the then current mailing addresses, and the number of Interests held by each Member of the Company from time to time.

3.2. Incentive Plan Interest. The Board may grant Incentive Plan Interests to Service Providers. An Incentive Plan Interest is a non-voting Interest as a Member of the Company that was purchased by a Member pursuant to the Option Plan and the Option Agreement with respect to such Member. Upon grant of an Incentive Plan Interest, the Board shall establish all relevant terms (including vesting criteria) for such Option, as the Board determines in its sole discretion, and may memorialize such relevant terms in an Option Agreement granting such Option. The exercise of an Option to purchase an Incentive Plan Interest shall dilute each Member’s Pro Rata Shares pro rata in proportion to the Members’ Pro Rata Shares prior to the exercise of such Option. The Board shall promptly amend Exhibit A and deliver a copy of such amended Exhibit A to each Member promptly following any exercise of an Option or other issuance of any Interests.

3.2.1. The Company and each Member intend that any and all Incentive Plan Interests received by a Service Provider are received in exchange for provision of services by the Service Provider to or for the benefit of the Company in the Service Provider’s capacity as a Member (or in anticipation of becoming a Member).

3.2.2. Notwithstanding anything to the contrary herein, the holders of an Option or Incentive Plan Interest shall not be entitled to vote on any matter coming before the Members. Any reference in this Agreement to a vote of the Members shall mean a vote by the holders of Interests that are not Incentive Plan Interests.

3.2.3. The holders of Incentive Plan Interests waive any and all rights to receive information pertaining to the Company and its Subsidiaries (as well as their respective businesses and operations) and access to their respective books and records to the greatest extent permitted by the Act and any other applicable law (including Section 18-305 of the Act).

3.2.4. If a Service Provider that receives an Incentive Plan Interest makes an election under Code Section 83(b) with respect to such Incentive Plan Interest, he, she or it shall promptly provide a copy to the Company.

3.3. Initial Capital Contributions. The Members have each contributed the initial Capital Contribution amount set forth on Exhibit A.

3.4. Additional Capital Contributions. No Member shall have the right or obligation to make any additional Capital Contributions to the Company.

3.5. No Interest. Except as otherwise specified in this Agreement, no Member shall be entitled to receive any interest on his, her or its Capital Contributions or capital account.

3.6. Action by Members.

3.6.1. Power of the Members. Except as otherwise specifically provided herein, no Member in his, her or its capacity as a Member shall (a) take part in the management of the Company, (b) transact any business on behalf of the Company, or (c) have any power or authority to bind the Company.

3.6.2. Meetings of Members. There is no requirement to hold annual or other meetings of the Members. Meetings of the Members may be called by the Board or by Members holding at least forty percent (40%) of the outstanding Common Interests (determined on an as-converted into Common Interest basis). Such meetings shall be held at the place, date and time that the Person(s) calling such meeting shall designate in the notice of the meeting. Members may participate in any meeting through the use of conference telephones or similar communication equipment as long as all Members participating can hear one another. A Member so participating is deemed to be present in person at the meeting. Except as otherwise provided herein, action at any meeting of the Members with respect to the Company requires the affirmative vote of Members holding Interests representing more than fifty percent (50%) of the outstanding Common Interests (determined on an as-converted into Common Interest basis).

3.6.3. Notice of Meeting. At least five (5) Business Days’ prior written notice shall be given to the Members, as applicable, stating the place, date and time of the meeting, the Person calling the meeting and the purpose for which the meeting is called. Notice of a meeting need not be given to any Member who submits a signed waiver of notice, in person or by proxy, whether before, at or after the meeting. All such waivers shall be filed with the Company records or made part of the minutes of the meeting. The attendance of a Member at the meeting, whether in person or by proxy, without protesting the lack of proper notice shall constitute a waiver of notice by such Member.

3.6.4. Action by Consent. Any action that may be taken by Members at a meeting may also be taken without a meeting, if a consent in writing setting forth the action so taken is signed by Members owning more than fifty percent (50%) of the outstanding Common Interests (determined on an as-converted into Common Interest basis), and such consent is delivered to the Board within ten (10) Business Days after the date of the earliest signature to such consent. Consents may be signed in counterparts. The Company shall retain such consents with the books and records of the Company and shall notify all Members of the action so taken.

3.7. Representations and Warranties of Members. Each Member represents and warrants to the Company and the other Members as follows:

3.7.1. Investment. The Interest issued to the Member was acquired or is being acquired (as applicable) for investment for the Member’s own account, not as a nominee or agent, and not with a view to or for sale in connection with the distribution thereof.

3.7.2. Sophistication. The Member has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Member’s investment in the Interest; the Member has the ability to bear the economic risks of such investment; the Member has the capacity to protect its own interests in connection with its investment; and the Member has had an opportunity to ask questions and to obtain such financial and other information regarding the Company as the Member deems necessary or appropriate in connection with evaluating the merits of the investment in the Interest. The Member acknowledges that the Interests have not been and will not be registered under the Securities Act or under any state or foreign securities act and may not be transferred except in compliance with the Securities Act and all applicable state and foreign laws.

3.7.3. Accredited Investor. The Member qualifies as an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

Article 4

DISTRIBUTIONS

4.1. Distributions. Subject to applicable law and any limitations contained elsewhere in this Agreement, the Board shall from time to time, in its sole discretion, distribute Available Cash Flow, if at all, to the Members in proportion to each Member’s Pro Rata Share. All such distributions under this Section 4.1 shall be made only to the Persons who, according to the books and records of the Company, are the holders of the Economic Interests in respect of which such distributions are made on the actual date of distribution.

4.2. Form of Distribution. A Member, regardless of the nature of the Member’s Capital Contribution, has no right to demand and receive any distribution from the Company in any form other than money. No Member may be compelled to accept from the Company a distribution of any asset in kind in lieu of a proportionate distribution of money being made to other Members.

4.3. Restrictions on Distributions. Notwithstanding anything herein to the contrary, a Member may not receive a distribution to the extent that, at the time of the distribution, after giving effect to the Distribution, all liabilities of the Company (other than to Members on account of their Interests and liabilities for which the recourse of creditors is limited to specified property of the Company) exceed the fair market value of the assets of the Company (except that property that is subject to a liability for which the recourse of the creditors is limited to such property shall be included in the assets of the Company only to the extent the fair market value of such property exceeds that liability.

4.4. Return of Distributions. Except for distributions made in violation of the Act or this Agreement, no Member or holder of an Economic Interest shall be obligated to return any distribution to the Company or pay the amount of any distribution for the account of the Company or to any creditor of the Company. Any such distribution shall instead be treated as an advance of (and reduce) any distribution with respect to such Member or holder of an Economic Interest is entitled to in accordance with this Agreement.

4.5. No Return of Capital Contributions or Priorities of Members. Except as otherwise specified in this Agreement or as a result of the dissolution or liquidation of the Company, no Member shall have the right to withdraw, demand return of or reduce its contributions to the capital of the Company. Except as otherwise specified in this Agreement, no Member shall have priority over any other Members as to return of Capital Contributions or distributions from the Company.

4.6. Amounts Withheld. All amounts withheld pursuant to the Code, the Regulations, or any provision of any state or local tax law with respect to any payment or distribution to the Company or the Members shall be treated as amounts distributed to the Members pursuant to this Article 4 for all purposes under this Agreement. The Board may allocate any such amounts among the Members in any manner that is in accordance with applicable law.

Article 5

MEMBERSHIP AND MANAGEMENT

5.1. Limited Liability. Except as required under the Act, no Member shall be personally liable for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise.

5.2. Management. Except as otherwise expressly set forth herein, the management and control of the Company and its business shall initially be vested in the Board, who shall have all of the rights, powers and authority generally conferred under the Act or other applicable law, on behalf and in the name of the Company, to carry out any and all of the business and affairs of the Company and to perform all acts and enter into, perform, negotiate and execute any and all licenses, assignments, leases, documents, contracts and agreements on behalf of the Company that are necessary or desirable. The Board shall make major decisions for the Company and shall be able to carry out and execute any and all of the business and affairs of the Company and to perform all acts and enter into, perform, negotiate and execute any and all licenses, assignments, leases, documents, contracts and agreements on behalf of the Company that are necessary or desirable. The Board shall consist of six (6) managers (each a “Manager”), subject to Section 5.2.5.4. Each Skybound Member shall appoint one Manager to the Board (each, a “Skybound Manager”). The Skybound Members shall appoint one (1) additional Manager to the Board, who shall not be considered a Skybound Manager for purposes of this Agreement (the “Skybound Appointed Manager”). For so long as the Lead Series A Investor owns at least one-third of the Series A Preferred Interests that the Lead Series A Investor initially purchased in the Company (as equitably adjusted for any Interest dividends, splits, combinations, reorganizations, or similar transactions involving the Company’s outstanding equity), the Lead Series A Investor shall appoint one (1) Manager to the Board (the “Lead Series A Investor Manager”). If the Lead Series A Investor loses its right to appoint the Lead Series A Investor Manager, the Members by a majority vote shall have the right to appoint one (1) Manager, but such Manager will not have any of the rights specifically applicable to the Lead Series A Investor Manager. Notwithstanding anything to the contrary, the Lead Series A Investor’s right to appoint the Lead Series A Investor Manager is not transferable to any other Person, except a Permitted Transferee and as set forth in the previous sentence. The Lead Series B Investor shall have the right to appoint one (1) Manager to the Board (the “Lead Series B Investor Manager” and, together with the Lead Series A Investor Manager, the Skybound Managers and the Skybound Appointed Manager, the “Appointed Managers”). If the Lead Series B Investor does not invest at least 50% of its pro rata allocation in subsequent financing rounds, then the Company shall have the option to replace the Lead Series B Manager originally appointed by the Lead Series B Investor with the Lead Series B Investor’s consent, with such consent to not be unreasonably withheld, delayed or conditioned. Notwithstanding anything to the contrary, the Lead Series B Investor’s right to appoint the Lead Series B Investor Manager is not transferable to any other Person, except a Permitted Transferee and as set forth in the previous sentence. Upon an IPO, the Lead Series B Investor shall automatically lose its right to designate the Lead Series B Investor Manager. The Lead Series B Investor Manager shall have the right to serve on each committee of the Board. The Managers shall initially be Alpert, Kirkman, Goldman, Kevin D. Irwin, Jr. and Byung Joon Song, who shall manage, operate and run the Company, and shall have voting rights with respect to certain other matters as provided for in this Agreement and the Act. The Board will render such services as are reasonably required on an as needed basis in furtherance of the Company’s business for no additional consideration. Except as otherwise provided in this Agreement, a decision or action of the Board shall require an affirmative majority vote of the Managers or a written consent signed by the majority of the Managers.

5.2.1. The Board shall act at a meeting by affirmative vote of a majority of the votes of the Managers, insofar as required as hereinafter set forth, minutes of which meeting shall be kept in the Company’s minute book, or by written consent or consents signed by Managers necessary to take action at a meeting (including with respect to the quorum requirements specified below), which shall be kept in the Company’s minute book (such vote or written consent to be referred to as “Board Consent”). At least five (5) Business Days prior to any action taken by the Board by written consent, the Company shall provide to all Managers copies of the written consent along with all other explanatory materials that are reasonable and appropriate to inform the Managers of the action proposed to be taken. Meetings of the Board may only be called upon the request of any Manager; provided, that, no one (1) Manager may call a meeting more frequently than twice each Fiscal Year. All meetings of the Board shall be conducted at such place or places as shall be determined from time to time by the Board, whether within or without the State of Delaware. Any meeting of the Board may be held by means of a telephonic conference connection so long as all parties can hear one another, and means for such participation shall be arranged for each meeting, which shall be included in the notice of such meeting. The Manager calling the meeting shall notify, or cause notification of, each Manager of any meeting of the Board, stating the time, date and place of, the business to be transacted at or the purpose of, and an agenda for any such meeting. Such notice shall be given not less than five Business Days (or in the case of a regularly scheduled meeting, ten Business Days) nor more than 30 calendar days prior to such meeting and shall be given to each Manager personally, by telephone, email or facsimile or by any similar transmission. Notice of any Board meeting may be waived in writing by any Manager before or after any meeting. Attendance of a Manager at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a Manager states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. Managers may vote in person or by proxy.

5.2.2. Voting Agreement; Additional Board-Related Matters.

5.2.2.1. Each Member agrees that such Member shall vote all of such Member’s Interests and any other voting securities of the Company over which such Member has voting control and shall take all other actions reasonably necessary or desirable within such Member’s control (whether in such Member’s capacity as a member, manager, member of a board committee or officer of the Company or otherwise, and including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings) and the Company shall take all necessary and desirable actions within its control (including calling special board and member meetings), so that the Appointed Managers shall each be elected to the Board.

5.2.2.2. If, at any time, any Member fails to designate a Manager in accordance with Section 5.2, such position on the Board shall remain vacant until such Member(s) exercises his, her or its right to designate a Manager as provided hereunder.

5.2.2.3. Subject to Section 5.2.4.4, by notice to the Board, a Member may, at any time, for any reason or no reason, remove and replace any Manager designated by such Member pursuant to Section 5.2 or at any time designate a different individual to fill any vacancy, however created, among such Member’s Manager designees. As a condition precedent to the appointment of any new Manager designee, the Board may require such new Manager designee to execute a non-disclosure agreement with the Company, in form and substance reasonably satisfactory to the Company.

5.2.2.4. Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the remaining Managers. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

5.2.2.5. Managers shall receive no compensation for services as such, but the Company shall reimburse each Manager for reasonable travel and reasonable out-of-pocket costs and expenses incurred in connection with that Manager’s personal attendance at duly noticed and held meetings of the Board at which such personal attendance is reasonably required and requested by the Board or the Company.

5.2.3. Special Skybound Manager Board Approval. Notwithstanding anything to the contrary in this Agreement, the Company shall not take any of the following actions without the prior written approval of each Skybound Manager (the “Special Skybound Board Approval”):

5.2.3.1. The liquidation, dissolution or winding up of the Company or any of its material Subsidiaries or the application for the appointment of a receiver or judicial manager or like officer concerning the Company or any of its Subsidiaries;

5.2.3.2. Sell, assign, license, pledge, or encumber all or substantially all of the Company’s property; or

5.2.3.3. Agree to do any of the foregoing.

5.2.4. Special Skybound Member Approval. Notwithstanding anything to the contrary herein, the following acts shall require the unanimous vote or unanimous written consent of the Skybound Members (“Special Skybound Member Approval”):

5.2.4.1. Any material amendment to the Certificate of Formation or this Agreement;

5.2.4.2. Any merger or consolidation of the Company or any of its material Subsidiaries with or into any third party, or a sale, lease, conveyance or other disposition (whether in one transaction or a series of related transactions) of all or substantially all of the equity or operating and other assets of the Company and its Subsidiaries (on a consolidated basis) to any unrelated third party;

5.2.4.3. The liquidation, dissolution or winding up of the Company or any of its material Subsidiaries or the application for the appointment of a receiver or judicial manager or like officer concerning the Company or any of its Subsidiaries;

5.2.4.4. The removal, replacement or appointment of any Skybound Manager or Skybound Appointed Manager; or

5.2.4.5. Agree to do any of the foregoing.

5.2.5. Special Preferred Member Approval. Notwithstanding anything to the contrary herein, so long as at least one-third of the Preferred Interests that were issued as of the end date of the Series B Round remain outstanding (as equitably adjusted for any Interest dividends, splits, combinations, reorganizations, or similar transactions involving the Company’s outstanding equity), the Company shall not take any of the following acts (whether by merger, consolidation or otherwise) without the prior written approval of the holders of at least fifty-five percent (55%) of the outstanding Preferred Interests (voting together as a single class on an as-if-converted basis) (“Special Preferred Member Approval”):

5.2.5.1. Any merger or consolidation of the Company or any of its material Subsidiaries (except for mergers, consolidations or internal reorganizations among the Company and/or any of its wholly-owned Subsidiaries), or a sale, lease, conveyance or other disposition (whether in one transaction or a series of related transactions) of at least fifty percent (50%) of the equity or operating and other assets of the Company and its Subsidiaries (on a consolidated basis);

5.2.5.2. The liquidation, dissolution or winding up of the Company or the application for the appointment of a receiver or judicial manager or like officer concerning the Company or any of its Subsidiaries;

5.2.5.3. Authorize or create any new class or series of Company securities having rights, preferences or privileges senior to the Series A Preferred Interest or the Series B Preferred Interest with respect to dividends, liquidation redemption, voting, or otherwise, or issue additional Series A Preferred Interests;

5.2.5.4. Any increase or decrease in the authorized size of the Board or change the number of votes entitled to be cast by any Manager;

5.2.5.5. Incur, create, authorize the creation of, or guarantee any debt in the aggregate (excluding the amount of any debt existing as of the date of this Agreement in association with the Headquarters or other commercial space used by the Company) in excess of twenty-five percent (25%) of the Company’s and its Subsidiaries’ revenue (on a consolidated basis) for the most recent trailing twelve (12) month period immediately prior to the date on which the Company incurs, creates, authorizes the creation of, or guarantees such debt;

5.2.5.6. Enter into any material transaction transferring, licensing, or otherwise disposing of the Company’s material intellectual property rights (including, but not limited to, rights of sublicensing, distribution, or exploitation), except in the ordinary course of business consistent with past practice, unless such transaction is approved by a majority of the entire Board, including the affirmative vote of both the Lead Series A Investor Manager and the Lead Series B Investor Manager;

5.2.5.7. Change the Company’s primary line of business;

5.2.5.8. Except as set forth in Section 5.2.5.3, amend, alter, waive, or repeal any provision of the Certificate of Formation or this Agreement in a manner that adversely affects the powers, preferences or rights of the Preferred Interests;

5.2.5.9. Purchase or redeem or pay any dividend or other distribution on any Interest, other than Interests repurchased (a) from former employees or consultants in connection with the cessation of their employment or services, at the lower of the current fair market value for such Interest as determined by the Board in good faith or the original purchase price thereof, (b) pursuant to the Company’s right of first refusal pursuant to Section 6.2, or (c) pursuant to written agreements in existence as of the Effective Date and disclosed on the disclosure schedules to the Membership Interest Purchase Agreement, dated as of the Effective Date, between the Company and the purchasers set forth therein;

5.2.5.10. Make any distribution pursuant to Section 4.1 unless such distribution is approved by a majority of the entire Board, including the affirmative vote of both the Lead Series A Investor Manager and the Lead Series B Investor Manager; or

5.2.5.11. Agree to do any of the foregoing.

5.3. Special Series B Preferred Member Approval. Notwithstanding anything to the contrary herein, so long as one-third of the Series B Preferred Interests issued during the Series B Round remain outstanding (as equitably adjusted for any Interest dividends, splits, combinations, reorganizations, or similar transactions involving the Company’s outstanding equity), the Company shall not take any of the following acts (whether by merger, consolidation or otherwise) without the prior written approval of the holders of a majority of the outstanding Series B Preferred Interests (“Special Series B Preferred Member Approval”):

5.3.1.1. Amend or waive any of the rights, preferences, or privileges of the Series B Preferred Interests in a manner that adversely affects the rights, preferences or privileges of the Series B Preferred Interests;

5.3.1.2. Increase or decrease the authorized Series B Preferred Interests, or issue additional Series B Preferred Interests;

5.3.1.3. Reclassify any outstanding equity securities which currently have rights, preferences, or privileges with respect to dividends, liquidation, redemption, or voting that are junior to or pari passu with the Series B Preferred Interests, in a manner that renders such rights, preferences, or privileges senior to the Series B Preferred Interests (if currently junior to or pari passu with the Series B Preferred Interests) or pari passu with the Series B Preferred Interests (if currently junior to the Series B Preferred Interests);

5.3.1.4. Require the conversion of the Series B Preferred Interests into Common Interests, except upon an IPO under Section 9.1.3; or

5.3.1.5. Create or hold equity interests in any entity that is not majority owned and effectively controlled by the Company (whether directly or indirectly), except as approved by a majority of the entire Board, including the affirmative vote of both the Lead Series A Investor Manager and the Lead Series B Investor Manager;

5.3.1.6. Effect a Deemed Liquidation Event with an Implied Enterprise Value for the Company of less than $600,000,000.

5.4. Performance of Duties; No Fiduciary Duties; Reimbursement. The Managers shall devote to the Company only such time as may be necessary for the proper performance of the Managers’ duties. The Managers acting under this Agreement shall not be liable to the Company or any Member for the Managers’ good faith reliance on the provisions of this Agreement. The Managers shall be entitled to reimbursement by the Company for reasonable expenses incurred in connection with the performance of their duties hereunder. Each Manager shall have the same fiduciary duties as a director of a corporation under the Delaware General Corporation Law. Notwithstanding anything in this Section 5.4 or in this Agreement to the contrary, the Members acknowledge the following:

5.4.1. Each Manager or any of the Manager’s Affiliates may engage or invest in any Outside Business applicable to such Manager or any of such Manager’s Affiliates, even if the Outside Business applicable to such Manager or any of such Manager’s Affiliates directly or indirectly competes with the Company or any of its Subsidiaries, including, without limitation, each Manager and any of such Manager’s Affiliates (i) may serve as the manager or controlling Person of any entity which directly competes with the Company or any of its Subsidiaries in connection with the Outside Business applicable to such Manager or any of such Manager’s Affiliates, or (ii) render services or furnish advice to any such entity in connection with the Outside Business applicable to such Manager or any of such Manager’s Affiliates. Neither the Company, nor any Company Subsidiary, nor any Member nor any Manager shall have any right in or to activities relating to any Outside Business (other than each Manager’s rights with respect to such Manager’s Outside Business) or to the income or proceeds derived from any Outside Business (other than each Manager’s rights to with respect to such Manager’s Outside Business). Each Manager and any of such Manager’s Affiliates shall not be obligated to present any investment or business opportunity relating to the Outside Business applicable to such Manager or any of such Manager’s Affiliates to the Company or any of its Subsidiaries, even if the opportunity is one that could be taken by the Company or any of its Subsidiaries. Each Manager and such Manager’s Affiliates shall have the right to hold any investment or business opportunity relating to the Outside Business applicable to such Manager or such Manager’s Affiliates for such Manager’s or any of such Manager’s Affiliate’s own account or to recommend such opportunity to Persons other than the Company or its Subsidiaries. Each Manager or any of the Manager’s Affiliates may continue to operate any business such Manager or any of such Manager’s Affiliates own, manage or participate in as of the date of this Agreement, even if such other business competes with the Company, and each Member and Manager hereby waives any and all rights and claims that such Member or Manager may otherwise have against each Manager or any of the Manager’s Affiliates for the continued operation of any business any Manager or any Manager’s Affiliates own, manage or participate in as of the date of this Agreement. The Company shall adopt and maintain a customary conflicts of interest policy, requiring at least annual disclosure by Managers and Officers of covered transactions and arrangements.

5.4.2. Nothing in Section 5.4.1 modifies or amends any other agreement (other than this Agreement) between Kirkman or his Affiliates and the Company or its Subsidiaries, including any master license agreement entered into between Kirkman or his Affiliates and the Company or its Subsidiaries.

5.5. Officers. The Board may, from time to time, designate and appoint any Manager, Member, or other individual as an Officer of the Company. For the avoidance of doubt, no Officer need be a resident of the State of Delaware, a Member or a Manager. The Board also may assign titles (including chairman, chief executive officer, chief operations officer, president, vice president, secretary, assistant secretary, chief financial officer, treasurer, and assistant treasurer) to any Officer and may delegate to such Officer certain authority and duties. Any number of titles may be held by the same Manager, Member, or other individual. Any delegation pursuant to this Section 5.5 may be revoked at any time by the Board. Unless the Board otherwise decides, if the title is one commonly used for officers of a business corporation, the assignment of such title shall constitute the delegation to such Officer of the authority and duties that are normally associated with that office (including the same fiduciary duties that are owed by the officers of a corporation to such corporation and its stockholders under the laws of the State of Delaware, subject to Section 5.3), subject to any specific delegation of authority and duties made to such Officer by the Board pursuant to this Section 5.5. Each Officer shall hold office until such Officer’s successor shall be duly designated and shall qualify or until such Officer’s death or until such Officer shall resign or shall have been removed by the Board. The salaries or other compensation, if any, of the Officers and agents of the Company shall be fixed from time to time by the Board.

5.5.1. Appointment of Officers. As of the Effective Date, the following individuals shall be appointed the Officers of the Company:

President	Kirkman
Chief Executive Officer	Alpert
Chief Operations Officer	Goldman
Chief Creative Officer	Kirkman
Secretary	Alpert

5.5.2. Resignation; Removal; Vacancies. Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Board. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any Officer may be removed as such, either with or without cause, at any time by the Board, in its discretion. Designation of an Officer shall not of itself create contract rights. Any vacancy occurring in any office of the Company may be filled by the Board and shall remain vacant until filled by the Board.

5.6. Right of Members to Transact With the Company. The Members, and any of their respective Affiliates, shall have the right to contract and otherwise deal with the Company; provided, however, that all such contracts and deals shall be on fair, reasonable and market terms that are consistent with terms and conditions that are customary for the type of transaction in question and entered into in good faith; provided further, that for purposes of this Section 5.6 the contracts and dealings entered into prior to the Effective Date and disclosed to the Lead Series A Investor prior to the Effective Date constitute fair, reasonable, market and customary contracts and dealings and were entered into in good faith.

5.7. Other Activities. The Members and their respective Affiliates may engage in or possess interests in other business ventures of every kind and description for their own account, and in so doing shall incur no liability to the Company, nor to the Members as a result of engaging in any other business or ventures or as a result of deriving income or profits therefrom. Neither the Members, nor any their respective Affiliates, shall be obligated to present any particular investment or business opportunity to the Company, even if the opportunity is of a character which, if presented to the Company, could be taken by the Company or is competitive with the business or activities of the Company; further, any of the foregoing parties shall have the right to take for their own account or to recommend to others any investment opportunity.

5.8. Personal Service; Remuneration To Members. No Member shall be required to perform services for the Company solely by virtue of being a Member, and no Member is entitled to remuneration for services performed for the Company solely by virtue of being a Member.

5.9. Indemnification.

5.9.1. Indemnification of Members and Managers. The Company, its receiver or its trustee, shall indemnify and hold harmless the Members, the Managers, their respective Affiliates and their respective officers, directors, managers, members, partners, Affiliates, employees, agents, shareholders, heirs, successors and assigns (hereinafter collectively referred to, for purposes of this Section 5.9, as the “Indemnitees”), jointly and severally, from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including reasonable attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the Indemnitee was involved or may be involved, or threatened to be involved, as a party or otherwise, arising out of the business or operations of the Company, excluding liabilities to any Member, regardless of whether the Indemnitee continues to be a Member, a Manager, an Affiliate, or an officer, director, employee, agent of the Company or Principal of any Skybound Member at the time any such liability or expense is paid or incurred, to the fullest extent permitted by the Act and all other applicable laws.

5.9.2. Expenses. Expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to this Section 5.9 shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that such Person is not entitled to be indemnified as authorized in this Section 5.9.

5.9.3. Indemnification Rights Non-Exclusive. The indemnification provided by this Section 5.9 shall be in addition to (and not in lieu of) any other rights to which those indemnified may be entitled under any agreement, as a matter of law or equity or otherwise, both as to action in the Indemnitee’s capacity as a Member or Manager or as an Affiliate or as an officer, director, employee, agent of the Company, or Principal of any Skybound Member and as to any action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of such Indemnitee.

5.9.4. Company Indemnification is Primary. The Company hereby acknowledges that each Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by his, her or its Affiliates and/or his or her employer (collectively, the “Specified Indemnitors”). The Company hereby agrees (i) that the Company is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Specified Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), and (ii) that the Company shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement (or any other agreement between the Company and the Indemnitee), without regard to any rights Indemnitee may have against the Specified Indemnitors. The Company further agrees that no advancement or payment by the Specified Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Specified Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company agrees that the Specified Indemnitors are express third party beneficiaries of the terms of this Section 5.9.4.

5.9.5. Exclusion. An Indemnitee shall not be entitled to indemnification or advancement of expenses under this Section 5.9 with respect to any claim, issue or matter in which he, she or it has engaged in conduct that constitutes fraud, willful misconduct or bad faith; provided, however, that a court of competent jurisdiction or, in the event the Indemnitee is a Member, an arbitrator in accordance with Section 10.23, may determine upon application that, despite such conduct, in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for such liabilities and expenses as the court may deem proper.

5.9.6. Insurance. The Board may authorize and cause the Company to purchase and maintain insurance, to the extent and in such amounts as the Board shall deem reasonable, on behalf of the Indemnitees and such other Persons as the Board shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with activities of the Company or such Indemnitees, regardless whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement. The Board may cause the Company to enter indemnity contracts with Indemnitees and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under this Section 5.9 and containing such other procedures regarding indemnification as are appropriate.

Article 6

TRANSFER, ASSIGNMENT OF INTERESTS AND PREEMPTIVE RIGHTS

6.1. Transfer or Assignment of Member’s Interests. Notwithstanding anything to the contrary contained herein, no Member shall, directly or indirectly, transfer, assign, convey, sell, encumber or in any way alienate, voluntarily or involuntarily (each, a “Transfer”), all or any part of its Interests except if the Transfer is expressly permitted by this Article 6 and except in accordance with this Agreement and all applicable state and federal securities laws, and any attempted Transfer consummated in violation of this Article 6, any other applicable provision of this Agreement or applicable state and federal securities laws shall be void ab initio. Subject to the foregoing, after the consummation of any Transfer of any Interests, the Interests so transferred shall continue to be subject to the terms and provisions of this Agreement and any further Transfer shall be required to comply with all of the terms and provisions of this Agreement. In accordance with this Agreement, a Member may consummate the following types of Transfers: (i) Transfers to any Permitted Transferee; provided that at the time of any Transfer to such Permitted Transferee, the transferor Member and such Permitted Transferee irrevocably agree for the benefit of the other parties to this Agreement to re-Transfer the subject Interests back to such transferor Member prior to such Permitted Transferee ceasing to be an Affiliate of such transferor Member; (ii) Transfers with the consent of the Board; provided that the transferring Member also complies with Section 6.2, Section 6.5 and Section 6.7 (as applicable); (iii) Transfers pursuant to Section 6.3; and/or (iv) Transfers pursuant to Section 6.6; provided that, in each case, except for Transfers pursuant to Section 6.6, no Member may Transfer all or any part of such Member’s Interests to a competitor. No Affiliate of a Skybound Member will be deemed a competitor of the Company. Notwithstanding anything to the contrary contained herein, a Lead Series A Investor Change of Control or a Lead Series B Investor Change of Control shall not constitute a Transfer.

6.2. Right of First Refusal. If, for any reason, any Skybound Member receives a bona-fide offer from any third party (other than a Permitted Transferee) to consummate a Transfer of all or any part of such Member’s Interests and which such Member (the “ROFR Selling Member”) elects to accept, then the ROFR Selling Member shall give written notice to the Company and the other Skybound Members of the ROFR Selling Member’s intention (the “ROFR Transfer Notice”); provided that a Skybound Member can deliver a concurrent notice under Section 6.5 and this Section 6.2). The ROFR Transfer Notice must name and identify the proposed transferee and specify the number of Interests to be transferred (the “ROFR Offered Interests”), the price per Interest, the payment terms and all other relevant terms of the proposed Transfer with reasonable specificity. Upon receipt of the ROFR Transfer Notice, the Skybound Members (other than the ROFR Selling Member) shall have the right, but not the obligation, to collectively purchase, a proportion of the ROFR Offered Interests equal to the total number of Interests held by such Skybound Member divided by the total number of Interests held by all Skybound Members (other than the ROFR Selling Member) (such proportion, the “Skybound Pro Rata Share”) on the terms and conditions contained in the ROFR Transfer Notice; provided, however, if any Skybound Member does not wish to purchase his, her or its Skybound Pro Rata Share of the ROFR Offered Interests (such Members, the “ROFR Non-Purchasing Members”), then any other Skybound Member who wishes to purchase such ROFR Offered Interests may purchase such ROFR Non-Purchasing Members’ Skybound Pro Rata Share of the ROFR Offered Interest on a pro rata basis in proportion to such Skybound Members’ Skybound Pro Rata Share of such ROFR Non-Purchasing Member’s ROFR Offered Interest. If any Skybound Member(s) desire(s) to acquire all of the ROFR Offered Interests, such Skybound Member(s) shall deliver to the ROFR Selling Member within thirty (30) days after receipt of the ROFR Transfer Notice, a written election (the “ROFR Purchase Notice”) to purchase the ROFR Offered Interests. Failure of the other Skybound Member(s) to deliver the ROFR Purchase Notice within said thirty (30) day period shall be deemed an election by the other Skybound Member(s) not to purchase any portion of the ROFR Offered Interests. If the ROFR Offered Interests are to be sold under this Section 6.2, the closing of such sale shall occur on the date within fifteen (15) days after the date of the ROFR Purchase Notice. Notwithstanding the foregoing, if the other Skybound Members elect not to purchase all of the ROFR Offered Interests, and the Board provides consent to the proposed Transfer pursuant to Section 6.1 above, the ROFR Selling Member may sell all (but not less than all) of the ROFR Offered Interests to the third party specified in the ROFR Transfer Notice (subject to the other applicable provision in this Article 6, including Section 6.5); provided, however, that the ROFR Selling Member shall not have the right to effect the proposed Transfer with a party other than the party identified in the ROFR Transfer Notice or on terms different than those contained in the ROFR Transfer Notice without first giving the other Skybound Members a new right of first refusal as described above, and if the ROFR Selling Member does not effect the proposed Transfer within sixty (60) days after the Skybound Members’ receipt of the ROFR Transfer Notice, the other Skybound Members’ right of first refusal shall reapply and the ROFR Selling Member shall not thereafter effect the proposed Transfer without complying with the above provisions. If the other Skybound Member(s) elect(s) to purchase the ROFR Offered Interests, at any time prior to closing of such Transfer, such Skybound Member(s) may assign its right to acquire any of the ROFR Offered Interests to the Company, subject to the unanimous consent of the Skybound Managers (other than the Skybound Manager appointed by the Skybound Member holding the ROFR Offered Interests), and subject to compliance with all applicable laws.

6.3. Rights Upon the Occurrence of Certain Events.

6.3.1. Rights Upon the Involuntary Transfer of a Skybound Member’s Interests or by Reason of Death, “Disability” or Termination of Services of such Skybound Member (or such appropriate Principal). Upon the occurrence of an Involuntary Transfer involving a Skybound Member, or if a Skybound Member’s employment or service provider relationship with the Company or the Company’s Affiliates is terminated (i) by reason of death of such Skybound Member (subject to Section 6.3.7), (ii) because such Skybound Member has become Disabled, or (iii) by reason of the resignation, retirement or termination of such Skybound Member for Cause (such Skybound Member, the “Transferring Skybound Member”), then the Skybound Members other than the Transferring Skybound Member (the “Continuing Skybound Members”) shall have the right to purchase all, but not less than all, of the Interests then held by the Transferring Skybound Member by delivering to the Transferring Skybound Member within thirty (30) days after the effective date of termination a written election (a “Call Notice”) to so purchase such Transferring Skybound Member’s Interests. In this case, each Continuing Skybound Member shall have the right to purchase a proportion of the Transferring Skybound Member’s Interests equal to the total number of Interests held by such Continuing Skybound Member divided by the total number of Interests held by all Continuing Skybound Members (such proportion, the “Continuing Member Pro Rata Share”). If a Continuing Skybound Member does not wish to purchase such Continuing Skybound Member’s Continuing Member Pro Rata Share of the Transferring Skybound Member’s Interests (such Members for purposes of this Section 6.3.1, the “Non-Purchasing Members”), the Continuing Skybound Members who wish to purchase such Non-Purchasing Member’s Interests may purchase such Non-Purchasing Member’s Continuing Member Pro Rata Share of the Transferring Skybound Member’s Interests pro rata in proportion to the Continuing Skybound Members’ Continuing Member Pro Rata Share of such Non-Purchasing Member’s Interests. If the purchasing Continuing Skybound Members deliver a Call Notice, then the closing of such purchase shall occur in accordance with Section 6.3.5 and Section 6.3.6 below. The Continuing Skybound Members’ failure to deliver a Call Notice within said thirty (30)-day period shall be deemed an irrevocable election by the Continuing Skybound Members not to exercise their right to purchase the Transferring Skybound Member’s Interests pursuant to this Section 6.3.1. If the Continuing Skybound Members do not exercise their right to purchase the Transferring Skybound Member’s Interests pursuant to this Section 6.3.1, then the Company shall have the right to purchase all, but not less than all, of the Interests then held by the Transferring Skybound Member by delivering to the Transferring Skybound Member a Call Notice no later than thirty (30) days following the last day the Continuing Skybound Members were entitled to deliver the Call Notice. The Company’s failure to deliver a Call Notice within said thirty (30)-day period shall be deemed an irrevocable election by the Company not to exercise its right to purchase such Interests pursuant to this Section 6.3.1. If the Company delivers the Call Notice, the closing of such purchase shall occur in accordance with Section 6.3.5 and Section 6.3.6 below. All purchases of Interests pursuant to this Section 6.3.1 shall be equal to the fair market value of the applicable Interests as determined pursuant to Section 6.3.4 below. The transferring Member shall abstain in all decisions to be made by the Company pursuant to this Section 6.3.1.

6.3.2. Domestic Transfers. Upon the occurrence of a Domestic Transfer, the Member whose Interests are subject to the Domestic Transfer (the “Domestic Transferor”) (or such Domestic Transferor’s representative) shall provide the Company and the other Members with written notice thereof within ten (10) days after the Domestic Transfer (the “Domestic Transfer Notice”). In the event of a Domestic Transfer, said Domestic Transferor shall have the first right to purchase all, but not less than all, of the Interests involved in the Domestic Transfer, exercisable by including an election to purchase said Interests in the Domestic Transfer Notice.

6.3.2.1. If the Domestic Transferor is Alpert, and Alpert does not elect to purchase all of the Interests involved in the Domestic Transfer, then the other Skybound Members shall have the right to purchase all, but not less than all, of the Interests of the Alpert Trust by delivering to the Alpert Trust within thirty (30) days after receipt of the Domestic Transfer Notice from the Alpert Trust a written notice to so purchase such Interests; provided, however, if the other Skybound Members do not exercise their right to purchase the Alpert Trust’s Interests pursuant to this Section 6.3.2.1, then the Company shall have the right to purchase all, but not less than all, of the Interests then held by the Alpert Trust by delivering to the Alpert Trust a written notice of the Company’s election to purchase such Interests no later than thirty (30) days following the last day the other Skybound Members were entitled to deliver written notice to the Alpert Trust pursuant to this Section 6.3.2.1. The other Skybound Members’ or the Company’s failure to deliver such notice to the Alpert Trust within said thirty (30) day period shall be deemed an irrevocable election by the other Skybound Members or the Company, as applicable, not to exercise its right to purchase such Interests pursuant to this Section 6.3.2.1.

6.3.2.2. If the Domestic Transferor is Kirkman, and Kirkman does not elect to purchase all of the Interests involved in the Domestic Transfer, then the other Skybound Members shall have the right to purchase all, but not less than all, of the Interests of the Kirkman Trust by delivering to the Kirkman Trust within thirty (30) days after receipt of the Domestic Transfer Notice from the Kirkman Trust a written notice to so purchase such Interests; provided, however, if the other Skybound Members do not exercise their right to purchase the Kirkman Trust’s Interests pursuant to this Section 6.3.2.2, then the Company shall have the right to purchase all, but not less than all, of the Interests then held by the Kirkman Trust by delivering to the Kirkman Trust a written notice of the Company’s election to purchase such Interests no later than thirty (30) days following the last day the other Skybound Members were entitled to deliver written notice to the Kirkman Trust pursuant to this Section 6.3.2.2. The other Skybound Members’ or the Company’s failure to deliver such notice to the Kirkman Trust within said thirty (30) day period shall be deemed an irrevocable election by the other Skybound Members or the Company, as applicable, not to exercise its right to purchase such Interests pursuant to this Section 6.3.2.2.

6.3.2.3. If the Domestic Transferor is Goldman, and Goldman does not elect to purchase all of the Interests involved in the Domestic Transfer, then the other Skybound Members shall have the right to purchase all, but not less than all, of the Interests of Goldman by delivering to Goldman within thirty (30) days after receipt of the Domestic Transfer Notice from the Goldman a written notice to so purchase such Interests; provided, however, if the other Skybound Members do not exercise their right to purchase Goldman’s Interests pursuant to this Section 6.3.2.3, then the Company shall have the right to purchase all, but not less than all, of the Interests then held by Goldman by delivering to Goldman a written notice of the Company’s election to purchase such Interests no later than thirty (30) days following the last day the other Skybound Members were entitled to deliver written notice to Goldman pursuant to this Section 6.3.2.3. The other Skybound Members’ or the Company’s failure to deliver such notice to Goldman within said thirty (30) day period shall be deemed an irrevocable election by the other Skybound Members or the Company, as applicable, not to exercise its right to purchase such Interests pursuant to this Section 6.3.2.3.

6.3.2.4. If the Company (or any assignee), or the other Skybound Members (as applicable) fail to purchase the Interests of the Domestic Transferor, then the Domestic Transferor shall use his/its best efforts to cause any third party transferee thereof to agree to be bound by this Agreement, but any Interests so transferred shall nevertheless be and remain subject to the restrictions set forth in this Agreement. The Domestic Transferor shall be required to abstain in all decisions regarding whether the Company shall exercise its rights under this Section 6.3.2.

6.3.3. Purchase Price. The closing of the purchase of any Interests pursuant to Section 6.3.1 or Section 6.3.2 shall occur in accordance with Section 6.3.5 below. All purchases of Interests pursuant to Sections 6.3.1 or 6.3.2 shall be at a price equal to the fair market value of the affected Interests as determined pursuant to Section 6.3.4 below. Unless otherwise agreed by the Skybound Managers (other than the Skybound Manager appointed by the Skybound Member holding the affected Interests (if applicable)), the balance paid for the affected Interests pursuant to this Section 6.3.3 shall be payable via a promissory note due and payable five (5) years after the closing of the purchase of such affected Interests or such other period of time agreed in writing by the Skybound Managers (other than the Skybound Manager appointed by the Skybound Member holding the affected Interests (if applicable).

6.3.4. Fair Market Value. If, as a result of Sections 6.3.1 or 6.3.2 above, it becomes necessary to determine the fair market value of any Interests, the fair market value of such Interests shall be (i) the most recently agreed upon fair market value of the Company (as determined from time to time in good faith by the Members holding the majority of the Interests (the “Most Recent Valuation”), multiplied by (ii) a fraction, the numerator of which is the Interests held by the selling Member and the denominator of which is the total Interests held by all Members (on an as converted to Common Interest basis); provided, however, that if the Most Recent Valuation occurred more than one (1) year prior to the date on which it becomes necessary to determine the fair market value of any Interests (such date, the “Required Valuation Date”), the Most Recent Valuation shall be increased by three percent (3.0%) for each year (or part thereof) between the date of the Most Recent Valuation and the Required Valuation Date.

6.3.4.1. Notwithstanding the foregoing, if the Most Recent Valuation was determined more than two (2) years prior to the date it becomes necessary to determine the fair market value of any Interests, the selling Member and the other Members jointly shall attempt to agree upon the fair market value of the affected Interests for a period of sixty (60) days after the date of death, the date the Skybound Member is deemed Disabled, the date of the Involuntary Transfer, or the date of the Domestic Transfer, as applicable. If such Skybound Members (or their representatives) are unable to agree upon the fair market value of the affected Interests prior to the end of such sixty (60) day period, any Skybound Member shall be entitled to require an appraisal by providing the other Skybound Members with written notice of the request for the appraisal at any time thereafter. In such event, the value of the affected Interests shall be determined by two (2) independent appraisers, one selected by the selling Skybound Member, or his or her representative, and one selected by the other Skybound Members, both of which appraisers shall each have at least ten (10) years of recent, consistent experience in valuing companies with the size, assets, liabilities and type of business similar to that of the Company. Each independent appraiser selected shall as promptly as possible provide an opinion of fair market value of the affected Interests. If the independent appraisers’ opinions of fair market value are within ten percent (10%) of the lower of the two (2) opinions, the average of the fair market values set forth in the two (2) appraisals shall be treated as the fair market value of the affected Interests. If the independent appraisers’ opinions of value differ by more than ten percent (10%) of the lower of the two opinions, the independent appraisers shall mutually select a third independent appraiser whereby the fair market value of the affected Interests shall be determined exclusively by such third independent appraiser. The third independent appraiser will evaluate the appraisals of the two (2) other independent appraisers and shall as promptly as possible provide an opinion of fair market value of the affected Interests, which fair market value must be no greater than the highest fair market value reached by the two (2) other independent appraisers and no less than the lowest fair market value reached by the other two (2) independent appraisers. All expenses of such appraisals shall be borne by the Members subject to such transactions; provided that in the event the appraisals are required because of an Involuntary Transfer, the Involuntary Transferor shall be required to pay all expenses of such appraisals.

6.3.4.2. For all purposes hereunder, the “fair market value” of the affected Interests shall be the price that a willing buyer would pay a willing seller in an arms’-length transaction for such Interests, assuming that such Interests were being sold in a manner designed to maximize bids, when neither the buyer nor the seller was acting under compulsion, when both the buyer and the seller have reasonable knowledge of the relevant facts, and without any discount solely by reason that the Interests to be valued represent a minority of the total issued and outstanding Interests of the Company. If the fair market value determined by any appraiser is given as a range of values, the fair market value determined by such appraiser shall be deemed to be the midpoint of such range. Each appraiser shall, solely for the purpose of determining the fair market value of the affected Interests, have reasonable access to the books and records of the Company and to its management, and shall consider all material information resulting from such access; provided, that if requested by the Company, such appraiser shall execute and deliver to the Company a confidentiality and non-disclosure agreement reasonably acceptable to the Company. The Company and each Member involved in the underlying transaction agrees to cooperate fully with any such appraiser. Notwithstanding the foregoing, if an Involuntary Transferor breaches this Agreement or any other agreement by and between the Company and such Member, the purchase price determined hereunder with respect to the affected Interests shall be reduced by an amount equal to the damages suffered by the Company as a result of such breach. The Company shall use the so-called “interim closing of the books method” for tax and accounting purposes. The value of the affected Interests determined pursuant hereto shall be binding on all parties, their legal representatives and their successors-in-interest.

6.3.5. Closing. The consummation of the sale and purchase of all Interests occurring pursuant to any of Sections 6.3.1 or 6.3.2, above (the “Closing”) shall be held contemporaneously by all relevant parties at the principal office of the Company, at a mutually convenient time and date within fifteen (15) days after the date of the final determination of the fair market value for the affected Interests.

6.3.6. Closing Deliveries; Payment of Purchase Price. At the Closing under this Section 6.3, (i) the selling Member or Involuntary Transferor shall execute, acknowledge and/or deliver or cause to be delivered to the purchaser of such Interests (x) a certificate representing that such Member is the sole legal and beneficial owner of the affected Interests, free and clear of all liens, and that such Member has full right and power to transfer such Interests to such purchaser, and (y) the original certificate(s), if any, representing such Interests, duly endorsed or accompanied by a duly executed separate power for transfer to such purchaser, and (ii) each purchaser of any Interests shall deliver or cause to be delivered to the selling Member or the Involuntary Transferor the purchase price for such Interests as follows: 20.00% of the purchase price for such Interests shall be paid at the Closing by wire transfer or cashier’s check, and the remainder of the purchase price shall be evidenced by a promissory note, which promissory note shall provide for the payment of equal annual installments of principal (accompanied by payment of all accrued interest) over a four (4) year period commencing on the date which is one year after the date of the Closing. Each such promissory note shall accrue interest from the date of the Closing at the rate of 5.00% per annum and may be prepaid by the maker thereof at any time without penalty or premium. In addition, at the Closing, each purchaser shall execute and deliver to the Company such documents as the Company may reasonably request so that such sale and purchase of such Interests may be effectuated in compliance with, and without registration under, all applicable federal and state securities laws.

6.3.7. Key Man Insurance. The Members agree that, upon approval of the Board, the Company may carry key man life insurance on Alpert, Kirkman, or Goldman at the Company’s expense (which shall not exceed $6,250 per month per Principal subject to reasonable increases in line with the market and the Company’s fair market valuation). Each of the Skybound Members and Principals shall cooperate with the Company’s efforts to obtain such insurance coverage, including, without limitation, by submitting to such medical examinations from time to time as may be reasonably required to obtain such insurance. Notwithstanding anything to the contrary in this Agreement (including Section 6.3.1), if the Company carries key man life insurance with respect to a Principal, then upon the death of such Principal, the Company shall use all or a portion of the proceeds from such key man life insurance policy (the “Insurance Proceeds”) to purchase 100% of the Interests from the Skybound Member through which such Principal indirectly held such Interests for an amount equal to the fair market value of such Interests (as determined under Section 6.3.4); provided that to the extent that the insurance proceeds are insufficient to fund a purchase of 100% of such Interests in accordance with the foregoing, the Company shall use the Insurance Proceeds to purchase a portion of the Interests equal to 100% of the Interests multiplied by a fraction, the numerator of which is the amount of the Insurance Proceeds and the denominator of which is the fair market value of such Interests. For the avoidance of doubt, if less than 100% of the Interests are purchased in accordance with this Section 6.3.7, the remaining Interests that are not purchased pursuant to this Section 6.3.7 shall be subject to purchase by the Company and the other Skybound Members pursuant to the other provisions of this Section 6.3 and, to the extent the Company and the other Skybound Members do not purchase the remaining Interests pursuant to this Section 6.3, the holder of such Interests will become a Member of the Company and (i) will irrevocably pledge all of the voting rights represented by the Interests to the surviving Principals, and (ii) will not Transfer any such Interests without the unanimous written consent of the surviving Principals. The Principals and the Principals’ spouses (as applicable) consent, acknowledge, and agree to the provisions set forth in this Section 6.3.7.

6.3.8. Interests Held by Affiliates. For purposes of this Section 6.3 only, the Interests owned by a Member shall also be deemed to include the Interests owned by any Affiliate of such Member.

6.3.9. Events Involving Certain Principals. For purposes of this Section 6.3 only, the death or Disability of, or Involuntary Transfer involving Alpert or Kirkman shall be deemed the death or Disability of, or Involuntary Transfer involving, the Member of which such Person is a Principal.

6.4. Preemptive Rights.

6.4.1. The Company hereby grants to each Capital Member the right to purchase its Pro Rata Share (disregarding any Incentive Plan Interests) of any New Senior Securities, as hereinafter defined (the “PR Purchase Right”), which the Company may, from time to time, propose to sell and issue. Except as set forth below, “New Senior Securities” shall mean Series B Preferred Interests or any other equity securities with a liquidation preference or dividend, redemption, or voting rights senior or on parity with Series B Preferred Interests as well as rights, options or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities. Notwithstanding the foregoing, “New Senior Securities” does not include: (i) securities offered to the public generally pursuant to a registration statement filed pursuant to the Securities Act, or pursuant to Regulation A under the Securities Act; (ii) securities issued pursuant to the acquisition of another person by the Company by a merger, share exchange, the purchase of substantially all of the assets of such other company, or other reorganization whereby the Company or its Members own not less than fifty-one percent (51%) of the voting power of the surviving or successor Person, so long as such acquisition is approved by the Board; (iii) the issuance of Options or Interests to employees of the Company, the Officers, Service Providers or members of the Board pursuant to the Option Plan, as currently in effect and as may from time to time be amended or any other equity incentive plan approved by the Board (including, if adopted following the date hereof, the affirmative approval of the Lead Series A Investor Manager and the Lead Series B Investor Manager), not to exceed, in the aggregate, twenty percent (20%) of the equity Interests of the Company on a fully diluted basis; (iv) securities issued pursuant to any convertible securities, options or warrants, provided that the PR Purchase Right under this Section 6.4 applies with respect to the initial issuance or grant of such convertible securities, options or warrants; (v) securities issued pursuant to the anti-dilution provisions of any outstanding option, warrant, right or convertible security of the Company issued after November 26, 2019; provided that the PR Purchase Right under this Section 6.4 applies with respect to the initial issuance of such option, warrant or convertible security, or provided that such securities issued pursuant to any option, warrant or convertible security otherwise do not constitute “New Senior Securities” for purposes of this Section 6.4 (as if such securities had been originally issued on the date such securities are issued pursuant to the anti-dilution provisions in the applicable option, warrant or convertible security for the same reason the applicable option, warrant or convertible security was originally issued), (vi) securities representing up to five percent (5%) of equity Interests of the Company on a fully diluted basis at the time of issuance that are issued in connection with arm’s length, reasonable commercial arrangements with any party who is not an Affiliate of a Skybound Member, so long as such commercial arrangement is approved by the Board in good faith, and (vii) securities issued to any Person upon the waiver by the Board by unanimous consent of the PR Purchase Right and the notice requirements set forth in this Section 6.4.

6.4.2. If the Company proposes to undertake an issuance of New Senior Securities, it shall give each Capital Member written notice of its intention, describing the type of New Senior Securities, and the price and terms upon which the Company proposes to issue the New Senior Securities. Each Capital Member shall have ten (10) days from the date of receipt of any such notice to agree to purchase up to its respective Pro Rata Share (disregarding any Incentive Plan Interests) of such New Senior Securities for the price and upon the terms specified in the notice by giving written notice to the Company of such Capital Member’s intentions and stating therein the quantity of New Senior Securities to be purchased by such Capital Member.

6.4.3. In the event a Capital Member fails to exercise the PR Purchase Right within such ten (10) day period, the Company shall have ninety (90) days thereafter to sell or enter into a written agreement (pursuant to which the sale of New Senior Securities covered thereby shall be completed, if at all, within sixty (60) days from the date of such agreement) to sell the New Senior Securities not purchased by the Capital Members at a price and upon such terms which are no more favorable to the purchaser of such New Senior Securities than specified in the Company’s notice to the Capital Members. If the Company has not sold the New Senior Securities or entered into a written agreement to sell the New Senior Securities within such ninety (90) day period (or completed the sale of the New Senior Securities within sixty (60) days from the date of such agreement, as provided above), the Company may not thereafter issue or sell any New Senior Securities without first offering such securities in the manner provided in this Section 6.4.

6.4.4. The PR Purchase Right granted to a Capital Member under this Section 6.4 shall expire upon the date such Capital Member no longer owns any Interests.

6.5. Tag-along Right.

6.5.1. Other than Transfers (i) unanimously approved by the Board (provided that the Lead Series A Investor and the Lead Series B Investor must also provide its affirmative approval) where the Board explicitly waives the application of this Section 6.5, (ii) to Permitted Transferees, and (iii) under Section 6.3 and Section 6.6, if any Skybound Member proposes to Transfer, in one transaction or a series of related transactions, any Interests (the “Transferring Member”), the Board has consented to the Transfer in accordance with Section 6.1, and neither the Company nor the other Skybound Members exercised their right set forth in Section 6.2 with respect to all of the Interests proposed to be Transferred (a “Tag-along Sale”), the Transferring Member shall provide written notice (“Tag-along Notice”) of such proposed Tag-along Sale to all non-transferring Members (the “Tag Members”). The Tag-along Notice shall identify the consideration per Interest for which such Tag-along Sale is proposed to be made (the “Tag-along Sale Price”) and all other material terms and conditions of the proposed Tag-along Sale which shall be the same terms and conditions set forth in the Transfer Notice. Each Tag Member shall, as to Interests held by it, have the option, exercisable by irrevocable written notice to the Transferring Member within twenty (20) days after receipt of the Tag-along Notice (the “Tag-along Notice Period”) to participate in the Tag-along Sale in proportion to such Tag Member’s Pro Rata Share.

6.5.2. The consideration per Interest to be paid to each Tag Member exercising its rights set forth in Section 6.5.1 (the “Participating Tag Members”) shall be the Tag-along Sale Price. The Company, the Participating Tag Members and the Transferring Member shall provide reasonable cooperation to consummate the sale of Transfer Interests and any Interests to be included in such Tag-along Sale by the Participating Tag Members within thirty (30) days following termination of the Tag-along Notice Period.

6.5.3. If, at the termination of the Tag-along Notice Period, any Tag Members shall not have elected to participate in the Tag-along Sale, such Tag Members shall be deemed to have waived any of and all of its rights under this Section 6.5 with respect to the sale of any of its Interests pursuant to such Tag-along Sale. The Transferring Member shall have thirty (30) days following such termination of the Tag-along Notice Period in which to sell all, but not less than all, of the applicable Interests (including the Interests of any Participating Tag Member) on the same terms and conditions as were contained in the Tag-along Notice, at a price equal to the Tag-along Sale Price, to the bona fide third party listed in the Transfer Notice. If, at the end of such forty-five (45) day period, the Transferring Member has not completed the sale of all applicable Transfer Interests, to the bona fide third party listed in the Transfer Notice, the Tag-along Sale shall terminate, and all the restrictions on transfer contained in this Agreement with respect to Interests shall again be in effect.

6.5.4. Notwithstanding anything contained in this Section 6.5, there shall be no liability on the part of the Transferring Member to any Participating Tag Members if the sale of Interests pursuant to this Section 6.5 with respect to the Tag-along Sale is not consummated for whatever reason. Any decision as to whether to sell Interests shall be at the Transferring Members’ absolute discretion.

6.5.5. The Option Plan and/or any Option may provide any Service Provider the opportunity to exercise any vested or unvested Option and to sell the Incentive Plan Member’s Pro Rata Share of the Incentive Plan Interests resulting from such exercise in a Tag-along Sale.

6.5.6. Preferred Interests and Incentive Plan Interests will be treated materially the same as Common Interests in connection with a Tag-along Sale.

6.5.7. If any Transferring Member purports to Transfer any Interests in contravention of the terms of this Section 6.5 (a “Prohibited Transfer”), each Tag Member who desires to exercise its rights under this Section 6.5 may, in addition to such remedies as may be available by law, in equity or hereunder, require such Transferring Member to purchase from such Tag Member the type and number of Interests that such Tag Member would have been entitled to sell to the prospective transferee of such Interests had the Prohibited Transfer been effected in compliance with the terms of this Section 6.5. The sale will be made on the same terms, including, without limitation, as provided in this Section 6.5, and subject to the same conditions as would have applied had the Transferring Member not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) must be made within ninety (90) days after the Tag Member learns of the Prohibited Transfer, as opposed to the timeframe proscribed above in this Section 6.5. Such Transferring Member shall also reimburse each Tag Member for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Tag Member’s rights under this Section 6.5.

6.6. Drag-Along Right.

6.6.1. Subject to Sections 5.2.3.2, 5.2.4.2 and 5.2.5.1, if the Members holding fifty-five percent (55%) of the voting Interests (on an as converted to Common Interests basis) (the “Drag-along Holders”) approve a Capital Transaction with a Person who is not an Affiliate of any Member or the Company and on bona fide, arm’s length terms (a “Drag-along Sale”), the Drag-along Holders may, by written agreement, require all but not less than all of the other Members to participate in such Drag-along Sale. For the avoidance of doubt, a Drag-along Sale approved pursuant to this Section 6.6 shall not be subject to Section 6.2, Section 6.3, Section 6.5 or Section 6.7 of this Agreement. Not later than thirty (30) days prior to the proposed date of the Drag-along Sale, the Drag-along Holders shall provide written notice of the Drag-along Sale to the Members (“Drag-along Notice”). The Drag-along Notice shall identify the transferee, the Interests subject to the Drag-along Sale, the total consideration per Interest (on an as converted to Common Interests basis) for which a transfer is proposed to be made (the “Drag-along Sale Price”) and all other material terms and conditions of the Drag-along Sale. Each Member shall be required to participate in, vote in favor of, and Transfer their Interests pursuant to, and otherwise to execute and deliver such documents as may be reasonably requested by the transferee or acquirer in connection with any Drag-along Sale, including, without limitation, written consents of the Members, proxies, letters of transmittal, purchase agreements, and assignments of membership interests, on the terms and conditions set forth in the Drag-along Notice and to tender all Interests (the “Drag-along Interests”) owned by such Members at the time the Drag-along Notice is delivered; provided that this Section 6.6 shall only apply to a Drag-along Sale to the extent that: (i) in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to a Member and not the Company, each Member shall only be required to make comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to itself, (ii) all indemnification obligations with respect to the Company that are required by such Drag-along Sale shall be on a pro rata basis based on the consideration received by the Members; (iii) in no event shall any such indemnification obligations exceed the proceeds received by a Member pursuant to such Drag-along Sale, (iv) the Lead Series A Investor and the Lead Series B Investor shall not be required to enter into any non-compete, non-solicitation or other similar type of arrangement in connection with such Drag-along Sale, (v) no Member is liable for the breach of any representation, warranty or covenant made by any other Person in connection with the Drag-along Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any Member of any identical representations, warranties and covenants provided by all Members), (vi) each holder of each class or series of the Company’s Interests will receive the same form of consideration for their Interests of such class or series as is received by other holders in respect of their Interests of such same class or series, (vii) subject to clause (x) below, each holder of a series of Preferred Interests will receive the same amount of consideration per Interest of such series of Preferred Interests as is received by other holders in respect of their Interests of such same series, (viii) subject to clause (x) below, each holder of Common Interests will receive the same amount of consideration per Common Interest as is received by other holders in respect of their Common Interests, (ix) the aggregate consideration receivable by all holders of Preferred Interests and Common Interests shall be allocated among the holders of Preferred Interests and Common Interests on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Interests and the holders of Common Interests are entitled in a Deemed Liquidation Event (assuming for this purpose that the Drag-along Sale is a Deemed Liquidation Event) in accordance with this Agreement as in effect immediately prior to the Drag-along Sale, and (x) if any holders of Interests are given an option as to the form and amount of consideration to be received as a result of the Drag-along Sale, all holders of Interests will be given the same option. If the Drag-along Sale is not completed within ninety (90) days after the date of the Drag-along Notice, the Drag-along Sale shall terminate, and all restrictions on Transfer contained in this Agreement or otherwise applicable at such time with respect to Drag-along Interests owned by the Members shall again be in effect.

6.6.2. Each Member, does hereby, or by execution of a joinder or other agreement binding such Member to the terms hereof does thereby, irrevocably constitute and appoint each Officer authorized to act in such capacity by the Board, as his, her or its true and lawful attorney-in-fact, in such Member’s name, place and stead to execute, acknowledge, swear to, verify, deliver, file and publish, if necessary, all instruments necessary to effect a Drag-along Sale approved pursuant to, and consummated in strict compliance with, this Section 6.6. The power of attorney granted by this Section 6.6.2 shall be deemed coupled with an interest and shall survive the death or disability of such Member or the assignment or transfer of all or any part of the Interests held by such Member until the transferee or assignee shall have executed such instruments as the Board or Officers shall reasonably deem to be necessary to bind such transferee or assignee under the terms of this Agreement, as it may hereafter be amended, and containing the grant of a power of attorney by such transferee or assignee as contained in this Section 6.6.2.

6.7. Preferred Member Right of First Offer.

6.7.1. If any Preferred Member holding Preferred Interests (each in his, her or its capacity as such, a “ROFO Transferring Member”), desires to Transfer all or a portion of his, her or its applicable Preferred Interests (the “ROFO Offered Interests”), other than a Transfer to a Permitted Transferee or a Transfer pursuant to Section 6.6 and provided that the Board has approved of Transfer in accordance with Section 6.1, then the ROFO Transferring Member shall deliver written notice (a “ROFO Sale Notice”) to the Company, which shall then deliver such ROFO Sale Notice on behalf of the ROFO Transferring Member to each other Preferred Member (any such other Preferred Member receiving a ROFO Sale Notice hereunder, a “ROFO Non-Transferring Member”) setting forth the number of Preferred Interests that the ROFO Transferring Member proposes to Transfer. The Company shall have no liability to any Members with respect to the delay in delivery or receipt of any notices to be delivered by the Company pursuant to this Section 6.7.1 as long as the Company uses reasonable efforts to provide such notices.

6.7.2. Each ROFO Non-Transferring Member shall have a right, but not an obligation (such right, a “ROFO Right”), to make an all-cash offer to purchase all of the ROFO Offered Interests from the ROFO Transferring Member. To the extent a ROFO Non-Transferring Member desires to exercise its ROFO Right, such ROFO Non-Transferring Member shall, within fifteen (15) days after delivery of the ROFO Sale Notice to the Company, deliver a notice to the ROFO Transferring Member setting forth the price, which shall be payable in all cash or immediately available funds, at which such ROFO Non-Transferring Member desires to purchase the ROFO Offered Interests and any terms and conditions of the purchase (such notice, the “ROFO Election Notice”).

6.7.3. If only one ROFO Election Notice is received, the ROFO Transferring Member shall, within fifteen (15) days after receiving such ROFO Election Notice, accept or reject such ROFO Election Notice by delivering a written notice to the ROFO Non-Transferring Member that delivered the ROFO Election Notice. If more than one ROFO Election Notice is received, the ROFO Transferring Member shall select in good faith the ROFO Election Notice offering the highest cash consideration (the “ROFO Prevailing Election Notice”) and shall provide a written notice to all ROFO Non-Transferring Members that delivered a ROFO Election Notice setting forth the material terms of the ROFO Prevailing Election Notice (including the amount of consideration offered for the ROFO Offered Interests). Any such ROFO Non-Transferring Member shall have five (5) Business Days from its receipt of the notice setting forth the material terms of the ROFO Prevailing Election Notice (the “ROFO Revised Offer Period”) to submit a revised ROFO Election Notice (a “ROFO Revised Election Notice”); provided, that the ROFO Non-Transferring Member that submitted the ROFO Prevailing Election Notice may deliver a conditional ROFO Revised Election Notice that will become effective only if another ROFO Non-Transferring Member delivers a ROFO Revised Election Notice offering higher cash consideration than the ROFO Prevailing Election Notice. At the end of the ROFO Revised Offer Period, the ROFO Transferring Member shall select the ROFO Election Notice or ROFO Revised Election Notice offering the highest cash consideration and such ROFO Election Notice or ROFO Revised Election Notice shall thereafter become the ROFO Prevailing Election Notice. In the event that more than one ROFO Non-Transferring Member delivers a ROFO Election Notice or a ROFO Revised Election Notice offering an amount equal to the highest cash consideration offered in any ROFO Election Notice or ROFO Revised Election Notice, the ROFO Transferring Member shall sell the ROFO Offered Interests to such ROFO Non-Transferring Members pro rata based on the percentage of Preferred Interests that each such ROFO Non-Transferring Members owns. Within fifteen (15) days after the end of the ROFO Revised Offer Period, the ROFO Transferring Member shall accept or reject the ROFO Prevailing Election Notice by delivering a written notice to the ROFO Non-Transferring Member that delivered the ROFO Prevailing Election Notice.

6.7.4. If a ROFO Transferring Member accepts a ROFO Election Notice or a ROFO Revised Election Notice as contemplated in Section 6.7.3, then the ROFO Transferring Member shall negotiate in good faith and use commercially reasonable efforts to (i) enter into customary definitive documentation for the sale of the ROFO Offered Interests (that contains customary representations and warranties, covenants and indemnities) on the terms and conditions set forth in the ROFO Election Notice or the ROFO Revised Election Notice, as applicable, and (ii) consummate the sale of the ROFO Offered Interests as soon as practicable and, in any event, no more than thirty (30) days after having received notice of the acceptance of the offer, which may be extended for a reasonable length of time to secure required governmental approvals.

6.7.5. If (i) no ROFO Non-Transferring Member delivers a ROFO Election Notice, or if the ROFO Transferring Member rejects all ROFO Election Notices or ROFO Revised Election Notices received by the ROFO Transferring Member as contemplated in Section 6.7.3 or if the ROFO Transferring Member is unable to consummate a sale of ROFO Offered Interests within the time period provided for in Section 6.7.4 after making a good faith effort to do so (a “Failed Sale”), then, for a period of one-hundred twenty (120) days from (i) either (A) the date the ROFO Transferring Member sends the ROFO Non-Transferring Members written notice rejecting the ROFO Election Notice or ROFO Revised Election Notice, as applicable, or (B) the occurrence of a Failed Sale, or (ii) if no ROFO Election Notices were received by the date that is the fifteenth (15th) day following the delivery of the ROFO Sale Notice, subject to Section 6.1, the ROFO Transferring Member may Transfer (or enter into a binding obligation to Transfer) the ROFO Offered Interests to a third party for cash consideration greater than the cash consideration set forth in the ROFO Election Notice or ROFO Revised Election Notice with the highest cash consideration (excluding any ROFO Election Notice or ROFO Revised Election Notice with respect to a Failed Sale), provided that the ROFO Transferring Member shall be entitled to consider requirements regarding sufficient liquidity and funding certainty to consummate such sale, or if there is no valid ROFO Election Notice or ROFO Revised Election Notice on such terms as the ROFO Transferring Member may elect. For the avoidance of doubt, if a ROFO Transferring Member does not affect the Transfer (or binding obligation with respect to such Transfer) of the ROFO Offered Interests within such one hundred twenty (120) day period, then any Transfer of Interests by the Members shall again be subject to the provisions of this Section 6.7.

6.8. Substitution of Members. The admission of a substitute Member shall not result in the release of the Member who assigned or Transferred the Interests from any liability that such Member may have to the Company.

6.9. Rights of Legal Representatives. If a Member who is an individual dies or is adjudged by a court of competent jurisdiction to be incompetent to manage such Member’s person or property, the Member’s executor, administrator, guardian, conservator or other legal representative may exercise all of the Member’s rights hereunder. Upon the occurrence of a Dissolution of a Member that is not a natural person, the powers of that Member may be exercised by its legal representative or successor.

6.10. No Effect to Transfers in Violation of this Agreement; Specific Performance. Any purported Transfer of any Interests in violation of this Article 6 shall be null and void, and the purported transferee shall not become either a Member or a holder of an Economic Interest. In addition, each Member agrees that an action at law would not be an adequate remedy for a breach or default by, or threatened breach or default by, such Member of the provisions of this Article 6. As such, each Member agrees that in the event of any such breach or default or threatened breach or default, in addition to all other remedies provided elsewhere in this Agreement or by applicable law, the Company, and the other Members shall be entitled to relief in equity (including a temporary restraining order, temporary or preliminary injunction, and mandatory or prohibitory injunction) to restrain the continuation of such breach or default, the occurrence of such threatened breach or default, or to compel compliance with such provisions of this Agreement without the necessity of any posting of a bond or other undertaking in connection therewith. Any such requirement of a bond or undertaking is hereby waived by each Member and each Member acknowledges that in the absence of such a waiver such a bond or undertaking might be required.

Article 7
BOOKS, RECORDS, REPORTS AND BANK ACCOUNTS

7.1. Maintenance of Books and Records. The books and records of the Company shall be kept, and the financial position and the result of its operations recorded, in accordance with the Company’s method of accounting. The books and records shall reflect all the Company transactions and shall be appropriate and adequate for the Company’s business. The Company shall maintain at its principal office all of the following:

7.1.1. A current list of the full name and last known business or residence address of each Member and assignee of a Transfer, together with the Capital Contributions and number of Interests of each Member;

7.1.2. The full name and business address of the Managers of the Company’s business;

7.1.3. A copy of the Certificate of Formation, and any and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Certificate of Formation or any amendments to the Certificate of Formation have been executed;

7.1.4. Copies of the Company’s federal, state and local income tax or information returns and reports, if any, for the six (6) most recent taxable years;

7.1.5. A copy of this Agreement, and any and all amendments to this Agreement, together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments to this Agreement have been executed;

7.1.6. Copies of the financial statements of the Company, if any, for its three (3) most recent Fiscal Years (except as otherwise required by law or unanimously agreed to by the Members); provided, however, that (i) with respect to Fiscal Year 2020, the Company shall be required to provide consolidated financial statements of the Company and its Subsidiaries, reviewed by a certified accounting firm, and (ii) with respect to Fiscal Year 2021 and each Fiscal Year thereafter, the Company shall be required to provide audited consolidated financial statements of the Company and its Subsidiaries;

7.1.7. The Company’s books and records as they relate to the internal affairs of the Company for at least the current and past four (4) Fiscal Years (except as otherwise required by law or unanimously agreed to by the Members);

7.1.8. Upon the request of any Information Rights Member for purposes reasonably related to the interest of that Person as a Member, the Company shall deliver to the requesting Member a copy (electronic copies being sufficient) of the information required to be maintained under Sections 7.1.1 through 7.1.7. The Company shall also provide the Information Rights Members copies (electronic copies being sufficient) of the following information: (i) within one-hundred eighty (180) days after the close of each Fiscal Year, consolidated financial statements of the Company and its Subsidiaries; (ii) within forty-five (45) days after the close of each fiscal quarter beginning with the first fiscal quarter of 2020, quarterly consolidated financial statements of the Company and its Subsidiaries; (iii) projections and budgets as prepared and delivered to the Board or any committee thereof, or otherwise provided to the Board of any committee thereof; and (iv) such other information as may be reasonably requested by such Information Rights Member; provided, that the Company may withhold other information to satisfy bona fide confidentiality obligations and maintain applicable legal privileges; and

7.1.9. The Company shall permit any representatives designated by any Information Rights Member, upon reasonable notice and during normal business hours and at such other times as any such holder may reasonably request, to (i) visit and inspect any of the properties of the Company and its subsidiaries, (ii) examine the corporate and financial records of the Company and its subsidiaries, and (iii) discuss the affairs, finances and accounts of any such companies with the managers, officers, key employees and accountants of the Company and its subsidiaries; provided, that the visits, inspections, examinations and discussions do not unreasonably divert employees from day to day operations or cause the Company to incur any expenses except de minimis expenses; provided further, that the Company may withhold information during such visits, inspections, examinations and discussions in order to satisfy bona fide confidentiality obligations and maintain applicable legal privileges.

7.2. Bank Accounts. The bank accounts of the Company shall be maintained in such banking institutions as the Board shall determine. The Manager and Officers with delegated authority shall have the right to sign checks and make withdrawals from such accounts.

7.3. Confidentiality. No Member shall at any time (whether during or after the period such Person is a Member or Manager of the Company) (i) retain or use for the benefit, purposes or account of the Member or Manager or any other Person; or (ii) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside the Company (other than its professional advisers who are bound by confidentiality obligations which are at least restrictive as set forth in this Section 7.3), any non-public, proprietary or confidential information (including trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approval) concerning the past, current or future business, activities and operations of the Company or its Affiliates and/or any third party that has disclosed or provided any of same to the Company on a confidential basis (“Confidential Information”) without the prior authorization of the Company. Notwithstanding the foregoing, nothing in this Agreement shall preclude any Member from (i) using any Confidential Information in any manner reasonably connected to his or its investment in the Company or the conduct of the Company’s business; and (ii) disclosing the Confidential Information in connection with a proposed Transfer in accordance with this Agreement provided that the proposed transferee is bound by confidentiality obligations at least as restrictive as those set forth herein. Confidential Information shall not include any information that is (1) generally known to the industry or the public other than as a result of the Member’s breach of this covenant or any breach of other confidentiality obligations by third parties; (2) made legitimately available to the Member by a third party without breach of any confidentiality obligation; or (3) required by applicable law or any governmental authority to be disclosed; provided that in connection with sub-clause (3), the Member shall give prompt written notice to the Company of such requirement, disclose no more information than is so required, and cooperate with any attempts by the Company to obtain a protective order or similar treatment, in each case, to the extent permitted by law.

Article 8
DISSOLUTION AND LIQUIDATION

8.1. Dissolution of the Company. The Company shall be dissolved on the happening of any of the following events, subject to the provisions of Section 8.2 hereof:

8.1.1. The decision of the Board, the Skybound Members and the Preferred Members to dissolve and wind up the affairs of the Company in accordance with Section 5.2.3, Section 5.2.4 and Section 5.2.5; and

8.1.2. Except as otherwise provided in the Agreement, upon the occurrence of any other event causing termination of the Company under the laws of the State of Delaware.

8.2. Winding Up and Dissolution.

8.2.1. Upon the Dissolution of the Company, the winding up of the Company’s business and the distribution of Company property and assets shall be carried out in as expeditious a manner as is reasonably practicable and consistent with the provisions of this Section 8.2 and applicable law.

8.2.2. The “Liquidator” (as hereafter defined) shall be responsible for taking all actions relating to the winding up and distribution of the assets of the Company. Alpert shall hereinafter be referred to in this Section 8.2 as the “Liquidator.” If Alpert is not willing or able to act as the Liquidator, such Member shall not be in default hereunder and another Member shall be the Liquidator. The Liquidator shall collect all sums due and owing to the Company, including sums due in accordance with Section 8.5 hereof, and shall file all certificates or notices of the dissolution of the Company as required by law. Upon the complete liquidation and distribution of Property, the Members shall cease to be Members of the Company, and the Liquidator shall execute, acknowledge and cause to be filed all certificates and notices required by law to terminate the Company. A Member who acts as the Liquidator shall not be entitled to receive any compensation therefor.

8.2.3. The Liquidator shall proceed without any unnecessary delay to sell and otherwise liquidate Property; provided, however, that if the Liquidator shall determine in good faith that an immediate sale of part or all of the Property would cause undue loss to the Members, the Liquidator may, in order to avoid such loss, defer the liquidation of the Property for a reasonable time, except for such liquidations as may be necessary to satisfy the debts and liabilities of the Company to Persons and parties other than the Members. The proceeds from the sale and liquidation of Property shall be distributed as provided in Section 8.3 hereof.

8.2.4. Upon the dissolution of the Company, the Liquidator shall cause the accountants of the Company to prepare, within thirty (30) days of such dissolution, and shall immediately furnish to each Member, a statement setting forth the assets and liabilities of the Company as of the date of its dissolution. Promptly following the complete liquidation and distribution of Property, the Company’s accountants shall prepare, and the Liquidator shall furnish to each Member, a statement showing the manner in which Property was liquidated and distributed.

8.3. Distribution of Liquidation Proceeds. The amounts received by the Liquidator on the sale or other disposition of the Company’s assets or the distribution of assets in kind shall be distributed and applied in the following order of priority:

8.3.1. To the costs of sale of Property and the liquidation and dissolution of the Company, including brokerage commissions, escrow costs, accounting and legal fees and other expenses;

8.3.2. To the payment of debts and liabilities of the Company, including loans or other debts and liabilities (other than liabilities for distributions as provided in Article 4) of the Company to Members or former Members;

8.3.3. To the setting up of any Reserves that the Liquidator shall deem reasonably necessary for contingent or unforeseen liabilities or obligations of the Company arising out of or in connection with the business of the Company; and

8.3.4. To Preferred Members, to the extent of, and in proportion to, each Member’s Preferred Liquidation Preference; and

8.3.5. Next after payment of all amounts to the Preferred Members under Section 8.3.4, to all Members in proportion to their Pro Rata Shares; provided that no Preferred Member will receive, in aggregate under this Section 8.3.5 an amount in excess of such Preferred Member’s Preferred Liquidation Preference with respect to the applicable Preferred Interest; provided further that, in the event of a Deemed Liquidation Event, if the amount distributable pursuant to this Section 8.3 with respect to a Preferred Interest upon conversion into a Common Interest would be greater than the amount distributable to a Preferred Interest, then such Preferred Interest shall be deemed to have been converted into Common Interests immediately prior to the Deemed Liquidation Event. For the avoidance of doubt, the amounts payable to the Preferred Members under this Section 8.3.5 on account of their Preferred Interests shall be in addition to any amounts payable to the Preferred Members under Section 8.3.4 on account of their Preferred Interests.

8.4. Limitation on Liability of Members. Upon the dissolution of the Company and the distribution of the net proceeds and assets pursuant to Section 8.3 hereof, each Member shall look solely to the Property for the return of its Capital Contributions, and if the Property remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return the full amount of the Capital Contributions of each Member, the Member shall have no recourse or claim against the Liquidator, or any Member.

8.5. Liquidating Trust. Distributions pursuant to this Article 8 may be distributed to a trust established for the benefit of the Members for the purposes of liquidating Property, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Liquidator, arising out of or in connection with the Company. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to this Agreement.

8.6. Waiver of Right to Dissolve. Each Member expressly waives its right to dissolve the Company or to obtain dissolution in any way except as provided in this Agreement

8.7. Limitations on Payments Made in Dissolution. Each Member shall be entitled to look only to the assets of the Company for distributions to be made to such Member upon the dissolution of the Company, and no Member, Manager or officer of the Company shall have any personal liability therefor.

8.8. Certificate of Cancellation. Upon completion of the winding up of the Company’s affairs, the Company shall file a Certificate of Cancellation of the Certificate of Formation with the Secretary of State. The Company shall also file such withdrawals of qualification to do business and take such other actions in such jurisdictions as the Board determines are necessary or appropriate to terminate the legal existence or qualification of the Company.

Article 9

PREFERRED PROVISIONS

9.1. Conversion to Common Interests.

9.1.1. Subject to the provisions of this Section 9.1, a holder of Preferred Interests may, by giving notice to the Company, convert some or all of its owned Preferred Interests into Common Interests. The number of Common Interests deliverable upon conversion of Preferred Interests shall be equal to the product of (i) the number of Preferred Interests to be converted and (ii) the Conversion Rate (defined below).

9.1.2. The Series A Preferred Interests must convert into Common Interests at the applicable Conversion Rate upon the written consent of the holders of at least two-thirds of the outstanding Series A Preferred Interests. The Series B Preferred Interests must convert into Common Interests at the applicable Conversion Rate upon the written consent of the holders of a majority of the outstanding Series B Preferred Interests. A mandatory conversion pursuant this Section 9.1.2 will be deemed to have been effected immediately prior to the delivery to the Company of such election to convert pursuant to this Section 9.1.2; provided that such written consent may provide that the conversion be conditioned upon, and be effective as of, the occurrence of an event specified in such written consent.

9.1.3. All Preferred Interests must convert into Common Interests at the applicable Conversion Rate upon an IPO. A conversion pursuant to this Section 9.1.3 shall be deemed to have been effected immediately prior to the IPO.

9.1.4. Upon a conversion in accordance with this Section 9.1, the Person in whose name or names any Common Interests are issuable upon such conversion shall be deemed to have become the holder of record of the Common Interests represented thereby at such respective time on such date of the conversion, and such conversion shall be into a number of Common Interests equal to the product of (i) the number of Preferred Interests to be converted and (ii) the applicable Conversion Rate. Upon conversion to Common Interests, such Preferred Interests shall no longer be deemed to be outstanding and all rights of a holder with respect to such Preferred Interests shall immediately terminate except the right to receive Common Interests and other amounts payable pursuant to this Section 9.1. Prior to the delivery of any securities that the Company is obligated to deliver upon conversion of Preferred Interests to Common Interests, the Company shall comply with all applicable federal and state laws and regulations which require action by the Company.

9.1.5. The “Conversion Rate” shall mean a rate equal the Series A Original Issue Price divided by the Series A Conversion Price for the Series A Preferred Interests and shall mean a rate equal the Series B Original Issue Price divided by the Series B Conversion Price for the Series B Preferred Interests. The “Series A Conversion Price” shall mean an amount initially equal to the Series A Original Issue Price, provided that the Series A Conversion Price is subject to adjustment as set forth in Section 9.2 for the Series A Preferred Interests. The “Series B Conversion Price” shall mean an amount initially equal to the Series B Original Issue Price, provided that the Series B Conversion Price is subject to adjustment as set forth in Section 9.2 for the Series B Preferred Interests.

9.2. Adjustments to Conversion Price for Diluting Issues.

9.2.1. Adjustments for Subdivisions or Combinations of Common Interests. After the Series B Original Issue Date, if the outstanding number of Common Interests shall be subdivided (by split, dividend or otherwise) into a greater number of Common Interests, the Conversion Price in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be equitably and proportionately decreased. After Series B Original Issue Date, if the outstanding number of Common Interests shall be combined (by reclassification or otherwise) into a lesser number of Common Interests, the Conversion Price in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be equitably and proportionately increased.

9.2.2. Adjustments for Reclassification, Exchange and Substitution. If the Common Interests issuable upon conversion of the Preferred Interests shall be changed into the same or a different number of securities, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination provided for in Section 9.2.1 or a Deemed Liquidation Event subject to Section 9.3), then in any such event each holder of Preferred Interests shall thereafter have the right thereafter to convert such Preferred Interests into the kind and amount of interests and other securities and property receivable upon such capital reorganization, reclassification or other transaction by a Member of the number of Common Interests into which such Preferred Member’s Preferred Interests could have been converted immediately prior to such recapitalization, reclassification or change.

9.2.3. Adjustments for Dilutive Issuances. After the Series B Original Issue Date, if the Company shall issue or sell any Interests for a consideration per Interest less than the Conversion Price in effect immediately prior to such issuance or sale, then immediately upon such issuance or sale the Conversion Price shall be reduced to a price determined in accordance with the following formula:

CP2 = (D* (A + B)) ÷ (E* (A + C)).

For purposes of the foregoing formula, the following definitions shall apply:

“CP2” shall mean the Conversion Price in effect immediately after such issuance or deemed issuance of additional Interests;

“A” shall mean the number of shares of Common Interests outstanding immediately prior to such issuance or deemed issuance of additional Interests

“B” shall mean the number of additional Interests that would have been issued if such additional Interests had been issued or deemed issued at a price per interest equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1), provided that “CP1” shall mean the Conversion Price in effect immediately prior to such issuance or deemed issuance of additional Interests;

“C” shall mean the number of such additional Interests issued in such transaction;

“D” shall mean the Original Issue Price multiplied by the number of Preferred Interests outstanding; and

“E” shall mean the number of shares of Common Interests issuable upon conversion of Preferred Interests outstanding immediately prior to such issue.

9.2.4. Special Exclusions to Dilutive Issuances. For purposes of Section 9.2.3, none of the following issuances shall be considered an issuance or sale of Interests or shall be the basis for an adjustment to the Conversion Price pursuant to Section 9.2:

9.2.4.1. the issuance of Common Interests upon conversion of Preferred Interests;

9.2.4.2. the issuance of Common Interests as a dividend on the Common Interests, or as a result of a subdivision of Common Interests subject to Section 9.2.1 above;

9.2.4.3. the issuance of Common Interests to employees or directors of, or consultants or advisors to, the Company pursuant to a plan, agreement or arrangement approved by the Board (including the vote at a duly convened meeting of the Board), provided that the Lead Series A Investor and the Lead Series B Investor must also provide its affirmative approval;

9.2.4.4. the issuance of Common Interests to strategic partners or in connection with other commercial arrangements involving the Company or any Company Subsidiary, on terms and conditions approved by the Board, provided that the Lead Series A Investor and the Lead Series B Investor must also provide its affirmative approval;

9.2.4.5. the issuance of Interests as acquisition consideration pursuant to the acquisition of another corporation or Person by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such acquisition is on terms and conditions approved by the Board, provided that the Lead Series A Investor and the Lead Series B Investor must also provide its affirmative approval;

9.2.4.6. the issuance of Interests to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board; or

9.2.4.7. the issuance of Options or Interests pursuant to the Option Plan, as currently in effect and as may from time to time be amended, not to exceed, in the aggregate, ten percent (10%) of the equity Interests of the Company on a fully diluted basis.

9.2.5. Additional Conversion Provisions. For purposes of Section 9.2.3, the following provision shall also be applicable:

9.2.5.1. In case at any time the Company shall grant any rights to subscribe for, or any rights or options to purchase, Interests, whether or not such rights or options or the right to convert or exchange are immediately exercisable, and the price per Interest for which Interests are issuable upon such exercise, conversion or exchange (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus, in the case of any such rights or options which relate to such convertible securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such convertible securities and upon the conversion or exchange thereof, by (ii) the total maximum number of Interests issuable upon the exercise of such rights or options or upon the conversion or exchange of all such convertible securities issuable upon the exercise of such rights or options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of Interests issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such convertible securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for the price per Interest (calculated as described above), provided that if any such issue or sale of Interests is made upon exercise of any rights or options to purchase Interests for which adjustments of the conversion price have been or are to be made pursuant to other provisions of Section 9.2.3, no further adjustment of the conversion price shall be made by reason of such issue or sale.

9.2.5.2. In case at any time the Company shall issue or sell any convertible securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per Interest for which Interests are issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such convertible securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of Interests issuable upon the conversion or exchange of all such convertible securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of Interests issuable upon conversion or exchange of such convertible securities shall (as of the date of the issue or sale of such convertible securities) be deemed to be outstanding and to have been issued for such price per Interest (calculated as described above), provided that if any such issue or sale of such convertible securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such convertible securities for which adjustments of the conversion price have been or are to be made pursuant to other provisions of Section 9.2.3, no duplicative adjustment of the conversion price shall be made by reason of such issue or sale.

9.2.5.3. In case at any time any Interests or convertible securities or any rights or options to purchase any such Interests, or convertible securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor. In case any Interests or convertible securities or any rights or options to purchase any such Interests or convertible securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board.

9.2.5.4. Upon the expiration of any rights or options, rights to subscribe for, or any rights or options to purchase, Interests or any convertible securities, which shall not have been exercised or converted, the Conversion Price, computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if the only additional Interests issued were the Interests, if any, actually issued upon the exercise or conversion of such rights, options or convertible securities and the consideration received therefor was the consideration actually received by the Company for the issuance of all such rights, options or convertible securities, whether or not exercised or converted, plus the consideration actually received by the Company upon such exercise or conversion.

9.2.6. No Adjustment of Conversion Price. No adjustment in the Series A Conversion Price shall be made as the result of the issuance or deemed issuance of additional Interests if the Company receives written notice from the holders of at least two-thirds of the outstanding Series A Preferred Interests agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such additional Interests. No adjustment in the Series B Conversion Price shall be made as the result of the issuance or deemed issuance of additional Interests if the Company receives written notice from the holders of a majority of the outstanding Series B Preferred Interests agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such additional Interests.

9.3. Deemed Liquidation Event.

9.3.1. Upon a Deemed Liquidation Event, unless waived by the holders of at least fifty five percent (55%) of Preferred Interests (voting together as a single class on an as-if-converted basis), each holder of a Preferred Interest will receive an amount on account of each Preferred Interest that such Preferred Member would be entitled to receive in accordance with a dissolution effectuated in accordance with Section 8.3.

9.3.2. For the avoidance of doubt, in the event of a Deemed Liquidation Event, if any portion of the consideration payable directly to the Members in respect of their Interests and/or if any portion of the consideration that is payable to the Members is placed into escrow and/or is payable to the Members subject to contingencies, the principal transaction agreement shall provide that (i) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of Common Interests and Preferred Interests in accordance with Section 8.3 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event, and (ii) any additional consideration which becomes payable to the Members of the Company upon release from escrow, release from a holdback, satisfaction of indemnification contingencies or satisfaction of other contingencies shall be allocated among the holders of Common Interests and Preferred Interests in accordance with Section 8.3 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

9.3.3. Registration Rights. In the event the Company offers any Member a right to register Interests, Interest equivalents or any other securities issued by the Company under the Securities Act, as amended, including customary demand or piggyback registration rights, the Company shall afford each holder of Preferred Interests the same rights on terms no less favorable than those offered to other Members.

9.3.4. Voting. Each Preferred Member may vote on matters presented to the Members of the Company in accordance with this Agreement. Each Preferred Member has the right to a number of votes on account of such Preferred Member’s Preferred Interests equal to the number of Common Interests issuable upon conversion of such Preferred Member’s Preferred Interests.

Article 10
MISCELLANEOUS PROVISIONS

10.1. Amendments; Waivers. Subject to Section 5.2.4.1, Section 5.2.5, and Section 5.3, this Agreement shall be amended, and provisions hereof shall be waived, only with the affirmative vote or the written consent of (i) the holders of a majority of the then-outstanding Common Interests, and (ii) the holders of a majority of the then-outstanding Preferred Interests (voting together as a single class on an as-if-converted basis). Notwithstanding the foregoing:

10.1.1. If any amendment or waiver materially and disproportionately affects the economic interest of a Series A Preferred Member relative to other Series A Preferred Members such amendment or waiver shall require the written consent of such Series A Preferred Member;

10.1.2. If any amendment or waiver materially and disproportionately affects the economic interest of a Series B Preferred Member relative to other Series B Preferred Members such amendment or waiver shall require the written consent of such Series B Preferred Member; and

10.1.3. If any amendment or waiver materially and disproportionately affects the economic interest of an Incentive Plan Member such amendment or waiver shall require the written consent of such Incentive Plan Member.

10.2. Successors and Assigns. This Agreement shall be binding upon, and, as to permitted or accepted successors, transferees and assigns, inure to the benefit of the Members and the Company and their respective successors and assigns.

10.3. Severability. In the event any provision or any sentence within any Section, is declared by a court of competent jurisdiction to be void or unenforceable, such provision or sentence shall be deemed severed from the remainder of this Agreement and the balance of this Agreement shall remain in full force and effect.

10.4. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if personally delivered, sent by reputable overnight courier service, or deposited in the United States mail, registered or certified, postage prepaid, addressed to the parties’ addresses set forth below. Notices given in the manner provided for in this Section 10.4 shall be deemed effective on the third day following deposit in the mail or on the day of transmission or delivery if given by personal delivery, overnight courier service or electronic transmission. Notices must be addressed to the parties hereto at the addresses set forth on Exhibit A, unless the same shall have been changed by notice in accordance herewith.

10.5. Construction. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the Members.

10.6. Section Headings. The captions of the Articles or Sections in this Agreement are for convenience only and in no way define, limit, extend or describe the scope or intent of any of the provisions hereof, shall not be deemed part of this Agreement and shall not be used in construing or interpreting this Agreement.

10.7. Governing Law. This Agreement shall be construed according to the laws of the State of Delaware, without reference to its principles of conflict of laws.

10.8. Further Assurances. Each Member, upon the request of another Member, agrees to perform all further acts and execute, acknowledge and deliver all documents which may be reasonably necessary, appropriate or desirable to carry out the provisions and intent of this Agreement.

10.9. Pronouns and Plurals; Statutory References. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine and neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. Any reference to the Code, the Regulations, the Act, or other statutes or laws, will include all amendments, modifications or replacements of the specific sections and provisions concerned.

10.10. Time of the Essence. Except as otherwise provided herein, time is of the essence in connection with each and every provision of this Agreement.

10.11. Third Party Beneficiaries. Except as expressly set forth herein, there are no third party beneficiaries of this Agreement.

10.12. Partitions. The Members agree that the Property that the Company may own or have an interest in is not suitable for partition. Each of the Members hereby irrevocably waives any and all rights that it may have to maintain any action for partition of any Property in which the Company may at any time have an interest.

10.13. Entire Agreement. This Agreement and the Certificate of Formation constitute the entire agreement of the Members with respect to, and supersedes all prior written and oral agreements, understandings and negotiations with respect to, the subject matter hereof.

10.14. Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

10.15. Attorneys’ Fees. In the event of any litigation, arbitration or other dispute arising as a result of or by reason of this Agreement, the prevailing party in any such litigation, arbitration or other dispute shall be entitled to, in addition to any other damages assessed, its reasonable attorneys’ fees, and all other costs and expenses incurred in connection with settling or resolving such dispute.

10.16. Counterparts. This Agreement may be executed in several counterparts, and all counterparts so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

10.17. Spousal Issues. The parties acknowledge that, upon the marriage of any Member who is an individual, Interests standing in the name of such Member may, in whole or in part, constitute community property of such Member and his spouse. Accordingly, such community property interest in such Interests may be subject to a right of testamentary disposition by such spouse upon his death and a right of division of marital property upon dissolution of their marriage. The parties agree that Interests acquired by any Person (including any Member) pursuant to any testate or intestate transfer or other Transfer by the spouse of a Member or pursuant to a division of marital property upon the dissolution of marriage of a Member and his spouse, shall be subject to all of the provisions of this Agreement, including, without limitation, the provisions hereof limiting a Member’s ability to Transfer Interests owned by such Member. Upon the marriage of any Member, such Member promptly shall deliver to the Company a consent to the terms and conditions of this Agreement substantially in the form of Exhibit B attached hereto, duly completed and executed by such spouse.

10.18. Corporation Intended Solely for Tax Purposes. The Members have formed the Company as a Delaware limited liability company under the Act, and do not intend to form a general or limited partnership under Delaware or any other state law. Furthermore, as of the Effective Date, the Members do not intend for the Company to be classified and treated as a partnership for federal and state income taxation purposes and the instead intend for the Company to be classified and treated as a corporation for federal and state income taxation purposes. Each Member and each holder of an Economic Interest agrees to act consistently with the foregoing provisions of this Section 10.18 for all purposes, including, without limitation, for purposes of reporting the transactions contemplated herein to the Internal Revenue Service and all state and local taxing authorities.

10.19. Interpretation. In the event any claim is made by any Member relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Member or its counsel. The use of the word “including” in this Agreement shall mean “including without limitation”.

10.20. Reliance on Authority of Person Signing Agreement. If a Member is not a natural Person, neither the Company nor any Member will (i) be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such individual or (ii) be responsible for the application or distribution of proceeds paid or credited to individuals signing this Agreement on behalf of such entity.

10.21. Warranties and Representations. Each Member separately represents and warrants that such Member is not a party to any pending or threatened suit, action, or legal, administrative, arbitration, or other proceeding that might materially and adversely affect the business of the Company or the transactions contemplated by this Agreement, nor does such Member know of any facts that are likely with the passage of time to give rise to such a suit, action, or proceeding. Each Member separately represents and warrants that such Member is not a party to any agreement, understanding, commitment, or other obligation that prohibits or restricts such Member’s performance under this Agreement.

10.22. Delivery by PDF Attachment or Electronic Signature. This Agreement and any amendments hereto, to the extent signed and delivered by means of a PDF attachment, DocuSign electronic signature or other electronic transmission shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto shall raise the use of a PDF attachment, DocuSign electronic signature or other electronic transmission to deliver a signature or the fact that any signature was transmitted or communicated through such use as a defense to the formation of a contract, and each such party forever waives any such defense.

10.23. Submission to Arbitration. In the event of any dispute, claim or controversy among the parties hereto arising out of or relating to this Agreement or Certificate of Formation, whether in contract, tort, equity or otherwise, and whether relating to the meaning, interpretation, effect, validity, performance or enforcement of this Agreement or the Certificate of Formation, such dispute, claim or controversy shall be resolved by and through an arbitration proceeding to be conducted under the auspices and the comprehensive arbitration rules and procedures of the JAMS (or any like organization successor thereto) in Los Angeles, California. The arbitrability of the dispute, claim or controversy shall likewise be determined in the arbitration. The arbitration proceeding shall be conducted in as expedited a manner as is then permitted by the comprehensive arbitration rules and procedures of the JAMS. Both the foregoing agreement of the parties to arbitrate any and all such disputes, claims and controversies, and the results, determinations, findings, judgments, orders and/or awards rendered through any such arbitration shall be final and binding on the parties and may be specifically enforced by legal proceedings in any court of competent jurisdiction. The arbitrator(s) shall follow any applicable federal law and Delaware state law (with respect to all matters of substantive law) in rendering an award. The cost of the arbitration proceeding and any proceeding in court to confirm or to vacate any arbitration award, as applicable (including each party’s attorneys’ fees and costs), shall be borne by the unsuccessful party or, at the discretion of the arbitrator(s), may be prorated between the parties in such proportion as the arbitrator(s) determine(s) to be equitable and shall be awarded as part of the arbitrator’s(s’) award.

10.24. Equitable Remedies. Each party hereto acknowledges that a breach or threatened breach by such party of any of its obligations under this Agreement would give rise to irreparable harm to the other parties, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

10.25. Bad Actor Provisions.

10.25.1. Each Person with the right to designate or participate in the designation of a Manager pursuant to this Agreement hereby represents that (i) such Person has exercised reasonable care to determine whether any Disqualification Event is applicable to such Person, any Manager designee designated by such Person pursuant to this Agreement or any of such Person’s Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable and (ii) no Disqualification Event is applicable to such Person, any Manager designated by such Person pursuant to this Agreement or any of such Person’s Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Notwithstanding anything to the contrary in this Agreement, each Preferred Member makes no representation regarding any Person that may be deemed to be a beneficial owner of the Company’s voting equity securities held by such Preferred Member solely by virtue of that Person being or becoming a party to (x) this Agreement, as may be subsequently amended, or (y) any other contract or written agreement to which the Company and such Preferred Member are parties regarding (1) the voting power, which includes the power to vote or to direct the voting of, such security; and/or (2) the investment power, which includes the power to dispose, or to direct the disposition of, such security.

10.25.2. The Company hereby represents and warrants to the Preferred Member that no Disqualification Event is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable.

10.25.3. Each Person with the right to designate or participate in the designation of a Manager pursuant to this Agreement covenants and agrees (i) not to designate or participate in the designation of any Manager designee who, to such Person’s knowledge, is a Disqualified Designee, (ii) to exercise reasonable care to determine whether any Manager designee designated by such person is a Disqualified Designee, (iii) that in the event such Person becomes aware that any individual previously designated by any such Person is or has become a Disqualified Designee, such Person shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee, and (iv) to notify the Company promptly in writing in the event a Disqualification Event becomes applicable to such Person or any of its Rule 506(d) Related Parties, or, to such Person’s knowledge, to such Person’s initial designee named in Section 5.2, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable

10.26. Right to Convert to Corporate Form. Notwithstanding anything to the contrary set forth herein, by the affirmative vote or written consent of (a) at least two-thirds of the Members and (b) holders of at least fifty-five percent (55%) of the outstanding Preferred Interests (voting together as a single class on an as-if-converted basis), the Members may, at any time by not less than ten (10) days prior written notice given to all Members, cause the Company to convert to one or more corporations, by such means (including, without limitation, merger or consolidation or other business combination; transfer of all or a part of the Company’s assets; and/or transfer of the Members’ respective Interests) as the Members by affirmative vote of (a) at least two-thirds of the Members and (b) holders of at least fifty-five percent (55%) of the outstanding Preferred Interests (voting together as a single class on an as-if-converted basis) may reasonably select. Upon such conversion:

10.26.1. The Interests of each Member must be exchanged for, or otherwise converted into, shares of capital stock of such corporation or corporations representing an equity interest therein equivalent to such Member’s equity interest in the Company (including having materially the same liquidation preferences, conversion rights, preferred return rights, and voting rights).

10.26.2. The stockholders of such corporation or corporations, and such corporation or corporations, must enter into a stockholders agreement incorporating the material terms of this Agreement.

10.26.3. Each Person that is now or hereafter becomes a Member of the Company by execution of this Agreement, an amendment hereto, or an instrument acknowledging that such Person is bound hereby, irrevocably constitutes and appoints any Person designated by the Board for the purposes contemplated in this Section 10.26 (the “Authorized Agent”) to act on such Person’s behalf for the purposes of this Section 10.26 and appoints the Authorized Agent to be such Person’s true and lawful agent and attorney-in-fact with full power and authority in such Person’s name, place, and stead to execute, acknowledge, deliver, swear to, file, and record at the appropriate public offices all agreements, instruments, and other documents (including the organizational documents of the corporation or corporations into which the Company may be converted as contemplated by this Section 10.26, the agreements among the stockholders of such corporation or corporations, and/or such corporation or corporations referred to in this Section 10.26 and instruments of assignment and transfer assigning the assets of the Company or the Members’ respective Interests in the Company, as the case may be, to such corporation or corporations in order to effectuate such conversion as contemplated by this Section 10.26 as are necessary or appropriate, in the reasonable opinion of the Authorized Agent, to implement and effectuate the provisions of this Section 10.26, which power of attorney is agreed and acknowledged to be irrevocable and coupled with an interest and survives any death, retirement, resignation, withdrawal, expulsion, removal, bankruptcy, dissolution, or adjudication of incompetence or insanity of any Member until such time as the provisions of this Section 10.26 have been implemented and effectuated to the reasonable satisfaction of the Authorized Agent or the Board.

(Signature Pages Follow)

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above written.

DocuSigned by:

____

0E8B62E0FE2E48A

DAVID ALPERT as Trustee of The Peanut & Pookie Family Trust Under Trust Agreement Dated May 30, 2012

[*Signature Page to Sixth Amended and Restated Limited Liability Company Operating Agreement*]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above written.

DocuSigned by:

B4C2CAEA40A046F

ROBERT KIRKMAN as Trustee of The Kirkman Family 2014 Trust Under Trust Agreement Dated October 27, 2014

[*Signature Page to Sixth Amended and Restated Limited Liability Company Operating Agreement*]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above written.

JON GOLDMAN

DocuSigned by:

E2039D40428646D...

____

Jon Goldman, an individual

[*Signature Page to Sixth Amended and Restated Limited Liability Company Operating Agreement*]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above written.

COM2US CORPORATION

Name: Jae Jun Song
Title: Chief Executive Officer

[Signature Page to Sixth Amended and Restated Limited Liability Company Agreement]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above written.

THIRD WAVE DIGITAL C VENTURES SPV I, LLC

Allen DeBevoise

Name: Allen DeBevoise
Title: Managing Partner

[Signature Page to Sixth Amended and Restated Limited Liability Company Agreement]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above written.

NEPTUNE PLUS LIMITED

Name: Cheng Yin Pan
Title: Authorised signatory

[Signature Page to Sixth Amended and Restated Limited Liability Company Agreement]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above written.

SATURN STRATEGIC LIMITED

Name: Cheng Yin Pan
Title: Authorised signatory

[Signature Page to Sixth Amended and Restated Limited Liability Company Agreement]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above written.

STARGAZER LIMITED

DocuSigned by:

E4A592775F68449...

Name: Abdullah Al Sayer

Title:

[Signature Page to Sixth Amended and Restated Limited Liability Company Agreement]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above written.

SKYDANCE MEDIA, LLC

____
Name: Stephanie McKinnon
Title: General Counsel

[Signature Page to Sixth Amended and Restated Limited Liability Company Agreement]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above written.

KNOLLWOOD INVESTMENT FUND LLC

DocuSigned by:

C3F8D2F47966480

Name: Kevin D. Irwin Jr.

Title: President of Managing Member

[*Signature Page to Sixth Amended and Restated Limited Liability Company Operating Agreement*]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above written.

BOOST VC FUND 4, LP

By: [Boost VC Fund 4 Partners LLC

Its: General Partner

Name: Adam Draper

Title: Managing Director

[*Signature Page to Sixth Amended and Restated Limited Liability Company Operating Agreement*]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above written.

GHOST ANGEL LLC

____

Name: Adam Draper
Title: Managing Member

[*Signature Page to Sixth Amended and Restated Limited Liability Company Operating Agreement*]

EXHIBIT A

(As of June 4, 2021 after the redemption of certain Skybound Member Common Interests)

Member	Class of Interests	Interests
The Peanut & Pookie Family Trust Under Trust Agreement Dated May 30, 2012 David Alpert & Mia Alpert, Trustees 8931 Ellis Avenue 1st Floor, South Tower Culver City, California 90034 Email: DA@skybound.com	Common Interests	39,311
The Kirkman Family 2014 Trust Under Trust Agreement Dated October 27, 2014 Robert Kirkman & Sonia Kirkman, Trustees 8931 Ellis Avenue 3rd Floor, North Tower Culver City, California 90034	Common Interests	39,311
Jon Goldman 5566 W. Washington Blvd. Los Angeles, CA 90016 Email: jg@skybound.com	Common Interests	39,311
Com2uS Corporation A-dong BYC Highcity B/D 131 Gasan-Digital 1-ro Geumcheon-gu Seoul, Republic of Korea, 08506 INVEST@com2us.com	Series A Preferred Interests	4,800
Com2uS Corporation A-dong BYC Highcity B/D 131 Gasan-Digital 1-ro Geumcheon-gu Seoul, Republic of Korea, 08506 INVEST@com2us.com	Series B Preferred Interests	718
Third Wave Digital C Ventures SPV I, LLC P.O. Box 692200 Los Angeles, CA 90069	Series A Preferred Interests	960
Neptune Plus Limited Ritter House, Wickhams Cay II PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands	Series A Preferred Interests	960
Saturn Strategic Limited Ritter House, Wickhams Cay II PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands	Series A Preferred Interests	360
Stargazer Limited Century Yard, Cricket Square, PO Box 1111 Grand Cayman KY1-1102, Cayman Islands abdullah@astrolabeholding.com	Series A Preferred Interests	480
Skydance Media, LLC 1161 Lincoln Blvd 4th Floor Santa Monica, CA 90403	Series A Preferred Interests	960
Skydance Media, LLC 1161 Lincoln Blvd 4th Floor Santa Monica, CA 90403	Series B Preferred Interests	64
Knollwood Investment Fund LLC 217 International Circle Hunt Valley, MD 21030 privateequity@kwiadvisory.com	Series A Preferred Interests	2,640
Knollwood Investment Fund LLC 217 International Circle Hunt Valley, MD 21030 privateequity@kwiadvisory.com	Series B Preferred Interests	4,792
Ghost Angel LLC 55 E 3rd Avenue San Mateo, CA 94401	Series B Preferred Interests	1,917
Boost VC Fund 4, LP 55 E 3rd Avenue San Mateo, CA 94401	Series B Preferred Interests	239
Hiro Capital SCSp I [Address]	Series B Preferred Interests	958
Reserved for Issuance Under the Option Plan	Incentive Plan Interests	13,816

EXHIBIT B

CONSENT OF SPOUSES

I acknowledge that I have read the foregoing Limited Liability Company Operating Agreement of Mr. Mango LLC, a Delaware limited liability company (the “Company”), that I know its contents, that I consent thereto and agree to be bound by its terms, and that I have had the opportunity to consult my own counsel with respect to the Agreement. I am aware that by its provisions, among other things, my spouse agrees that transfer of his interests in the Company, including my community property interest therein (if any), is restricted in certain ways. I hereby consent to such restrictions, approve of the provisions of the Agreement, and agree that if I pre-decease my spouse, the successors of my community property interest (if any) in such Interests shall hold such Interests subject to the provisions of the Agreement.

Dated:

EXHIBIT C

MR. MANGO LLC 2019 EQUITY INCENTIVE PLAN